UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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PROGRESS SOFTWARE CORPORATION
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PROGRESS SOFTWARE CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

WEDNESDAY, MAY 17, 2016
10:00 AM EST

Progress Software Corporation
14 Oak Park
Bedford, MA 01730

Proposal	Board Recommendation
Elect seven directors to serve until the 2017 Annual Meeting	FOR
Advisory vote to approve the 2015 compensation of our named executive officers (say-on-pay).	FOR
Approve an increase in the number of shares authorized for issuance under the 1991 Employee Stock Purchase Plan	FOR
Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our current fiscal year	FOR
Other matters properly brought before the meeting may also be considered.
Stockholders as of the close of business on March 31, 2016 are entitled to vote.
Please vote your shares before the meeting, even if you plan to attend the meeting.
Your broker will not be able to vote your shares on the election of directors, the say-on-pay vote or the employee stock purchase plan proposal unless you have given your broker specific instructions to do so.
By Order of the Board of Directors,

Stephen H. Faberman
Secretary

April 18, 2016
Bedford, Massachusetts

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. For more complete information about these topics, please review our Annual Report on Form 10-K and the entire Proxy Statement.

This Proxy Statement and the accompanying proxy card, including an Internet link to our previously filed 2015 Annual Report on Form 10-K, were first made available to stockholders on or about April 18, 2016.

2016 Annual Meeting of Stockholders

Date and Time Wednesday, May 17, 2016 10:00 AM EST Place Progress Software Corporation 14 Oak Park Bedford, MA 01730 Record Date March 31, 2016
Attendance
You are entitled to attend the Annual Meeting only if you are a stockholder as of the close of business on March 31, 2016, the record date, or hold a valid proxy for the meeting. If you plan to attend the Annual Meeting, you will need to provide photo identification, such as a driver’s license, and proof of ownership of Progress common stock as of March 31, 2016 in order to be admitted. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures

Voting Roadmap

Proposal	Board Recommendation	Page(s)
Election of seven directors	For each nominee	5
Advisory vote to approve executive compensation	For	17
Approve an increase in the number of shares authorized for issuance under the 1991 Employee Stock Purchase Plan	For	18
Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our current fiscal year	For	21

Corporate Governance Highlights
Number of Directors on Board	7
Number of Directors Who Are Independent	6
Annual Director Elections	Yes
Director Majority Voting Policy	Yes
Separate Chairman and Chief Executive Officer	Yes
100% Independent Board Committees	Yes
Regular Sessions of Independent Directors	Yes
Director and executive officer stock ownership guidelines	Yes
No Stockholder Rights Plan (“Poison Pill”)	Yes
Stockholder Right to Call a Special Meeting	Yes
Pay-for-Performance Executive Compensation	Yes
Anti-Hedging Policy	Yes
Executive Incentive Compensation Clawback Policy	Yes

-i-

Director Nominees
In Proposal One, we are asking you to vote “FOR” each of the director nominees listed below. Each director attended at least 75% of all Board meetings and applicable committee meetings during fiscal 2015.

Nominee	Independence	Committees	Director Since
John R. Egan Chairman of the Board	Independent	Compensation; Nominating & Corporate Governance	2011
Barry N. Bycoff	Independent	N/A	2007
Ram Gupta	Independent	Chair, Nominating & Corporate Governance Audit	2008
Charles F. Kane	Independent	Chair, Audit Compensation	2006
David A. Krall	Independent	Chair, Compensation Nominating & Corporate Governance	2008
Michael L. Mark	Independent	Audit; Nominating & Corporate Governance	1987
Philip M. Pead	President and CEO, Progress	N/A	2011

Executive Compensation Highlights
Consistent with its pay-for-performance philosophy, the Compensation Committee, in designing our executive compensation programs for fiscal 2015, emphasized alignment with our aggressive short- and long-term business goals. Among the highlights of our executive compensation design for fiscal 2015:

•	Base salaries for our named executive officers targeted at market competitive levels.

•
Annual bonus plans in which the payout of bonuses was tied exclusively to financial performance and payout would not occur if we failed to achieve total revenue and operating income of at least 95% of our annual operating plan and budget.

•
Business Unit Bonus Plans applicable to the Business Unit Presidents in which we tied payout of bonuses to achievement of both corporate measures and specific business unit metrics to ensure alignment with our new organizational structure.

•	Payouts under the Corporate and Business Unit Bonus Plans capped at 150% of target amounts.

•	Equity plans in which a greater proportion of executives’ compensation was tied to long-term performance.

•	Reduced annual performance equity awards that utilized a different one-year performance metric than the annual cash bonus plan.

•	70% of our named executive officers’ target total direct compensation was performance-based.

•	80% of Mr. Pead’s and our other named executive officers’ long term equity incentive compensation was delivered in the form of performance-based awards.

-ii-

Mr. Pead's and Other NEOs Target Pay Mix

100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
CEO Total Equity 78%
NEO Total Equity 67%

	CEO	All Other NEOS
PSUs	50%	53%
RSUs	28%	14%
Target Bonus	11%	13%
Base Salary	11%	20%

Deloitte & Touche LLP Services and Fees
	2015	2,014
Audit Fees (1)	$2,394,392	$1,945,917
Tax Fees (2)	57,829	310,468
Audit-Related Fees (3)	532,256	405,200
All Other Fees (4)	—	2,600
__________

(1)
Represents fees billed for each of the last two fiscal years for professional services rendered for the audit of our annual financial statements included in Form 10-K and reviews of financial statements included in our interim filings on Form 10-Q, as well as statutory audit fees related to our wholly-owned foreign subsidiaries. In accordance with the policy on Audit Committee pre-approval, 100% of audit services provided by the independent registered public accounting firm are pre-approved.

(2)
Includes fees primarily for tax services. In accordance with the policy on Audit Committee pre-approval, 100% of tax services provided by the independent registered public accounting firm are pre-approved.

(3)	Represents fees billed for due diligence services in connection with the acquisition of Telerik AD.

(4)	Represents fees billed for the subscription to an online accounting tool.

-iii-

PROGRESS SOFTWARE CORPORATION
14 Oak Park
Bedford, Massachusetts 01730
______________________________

PROXY STATEMENT
______________________________

This proxy statement is being furnished in connection with the solicitation by the Board of Directors of Progress Software Corporation of proxies for use at the 2016 Annual Meeting of Stockholders to be held on Wednesday, May 17, 2016, at 10:00 a.m., local time, at our principal executive offices located at 14 Oak Park, Bedford, Massachusetts 01730. We anticipate that this proxy statement and the form of proxy card will first be mailed to stockholders on or about April 18, 2016.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to Be Held on May 17, 2016:

This proxy statement and our 2015 Annual Report on Form 10-K are available at:
http://materials.proxyvote.com/743312

ABOUT THE MEETING AND VOTING

Q: Who is soliciting my vote?
A: The Board of Directors of Progress is soliciting your vote at the 2016 Annual Meeting of Stockholders.

Q: What is the purpose of the annual meeting?
A:    You will be voting on the following items of business:
1. To elect seven directors to serve until the annual meeting of stockholders held in 2017;
2. To hold an advisory vote on the compensation of our named executive officers;
3. To approve the amendment of the Progress Software Corporation 1991 Employee Stock Purchase Plan, as amended, to increase the maximum number of shares that may be issued under that plan by 800,000 shares;
4. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2016; and
5. To transact any other business as may properly come before the annual meeting and any adjournment or postponement of that meeting.

Q: Who can attend the meeting?
A:    All stockholders as of the close of business on March 31, 2016, the record date, or their duly appointed proxies, may attend the meeting. If you plan to attend the meeting, please note that you will need to bring your proxy card or voting instruction card and valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting and all mobile phones must be silenced during the meeting.
Please also note that if you hold your shares through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

Q: Who is entitled to vote at the meeting?
A:    Only stockholders of record at the close of business on March 31, 2016, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. There were 50,317,018 shares of our common stock outstanding on the record date.

Q: What are the voting rights of the holders of our common stock?
A: Each share of our common stock outstanding on the record date will be entitled to one vote on each matter considered at the meeting.

Q: What is the difference between holding shares as a stockholder of record and a beneficial owner?
A:    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us by completing, signing, dating and returning a proxy card, or to vote in person at the annual meeting.
Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of your shares. We have sent these proxy materials to your broker or bank. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and you are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you request and obtain a proxy from your broker, bank or nominee. Your broker, bank or nominee will provide a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

Q: What is a quorum?
A:    A quorum is the minimum number of our shares of common stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the annual meeting, the presence, in person or by proxy, of the holders of at least 25,185,510 shares, which is a simple majority of the 50,317,018 shares outstanding as of the record date, will be considered a quorum allowing votes to be taken and counted for the matters before the stockholders.
If you are a stockholder of record, you must deliver your vote by mail or attend the annual meeting in person and vote in order to be counted in the determination of a quorum.
Abstentions and broker “non-votes” will be counted as present or represented at the annual meeting for purposes of determining the presence or absence of a quorum. A broker “non-vote” occurs when a broker or other nominee who holds shares for a beneficial owner withholds its vote on a particular proposal with respect to which it does not have discretionary voting power or instructions from the beneficial owner.

Q: What is the difference between a routine matter and a non-routine matter?
A:    Brokers cannot vote on their customers’ behalf on “non-routine” proposals such as Proposal One, the election of directors, Proposal Two, the advisory vote on executive compensation, and Proposal Three, the amendment of our employee stock purchase plan. Because brokers require their customers’ direction to vote on such non-routine matters, it is critical that stockholders provide their brokers with voting instructions. Proposal Four, ratification of the appointment of our independent registered public accounting firm, will be a “routine” matter for which your broker does not need your voting instruction in order to vote your shares.

Q: How do I vote?
A:    If you are a stockholder of record, you have the option of submitting your proxy card by mail or attending the meeting and delivering the proxy card. The designated proxy will vote according to your instructions. You may also attend the meeting and personally vote by ballot.
If you are a beneficial owner of shares, in order to vote at the meeting, you will need to obtain a signed proxy from the broker or nominee that holds your shares. If you have the broker’s proxy, you may vote by ballot or you may complete and deliver another proxy card in person at the meeting.
When you vote, you are giving your “proxy” to the individuals we have designated to vote your shares at the meeting as you direct. If you do not make specific choices, they will vote your shares to:
● elect the seven directors nominated by our Board of Directors;
● approve the advisory vote on the compensation of our named executive officers;
● approve the amendment of the Progress Software Corporation 1991 Employee Stock Purchase Plan, as amended, to increase the maximum number of shares that may be issued under that plan by 800,000 shares; and
● approve the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2016.
If any matter not listed in the Notice of Meeting is properly presented at the meeting, the proxies will vote your shares in accordance with their best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting other than as discussed in this proxy statement.

Q: How does the Board of Directors recommend that I vote?
A:    The Board recommends that you vote your shares as follows:
● FOR Proposal One - elect the seven nominees to the Board of Directors.
● FOR Proposal Two - approve the advisory vote on the compensation of our named executive officers.
● FOR Proposal Three - approve the amendment to our 1991 Employee Stock Purchase Plan, as amended.
● FOR Proposal Four - approve the ratification of the selection of Deloitte &Touche LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2016.

Q: Can I change or revoke my vote?
A:    You may revoke your vote at any time before the proxy is exercised by filing with our secretary a written notice of revocation or by signing and duly delivering a proxy bearing a later date. At the meeting, you may revoke or change your vote by submitting a proxy to the inspector of elections or voting by ballot. Your attendance at the meeting will not by itself revoke your vote.

Q: How many votes are required to elect directors (Proposal One)?
A:    The nominees who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR the nominee or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the director. As a result, any shares not voted by a customer will be treated as a broker non-vote. These broker non-votes will have no effect on the results of this vote.
In an uncontested election, if a nominee receives a greater number of votes “withheld” from his election than votes “for” such election, that nominee will submit his offer of resignation for consideration by our Nominating and Corporate Governance Committee in accordance with our majority vote policy discussed in more detail on page 12 of this proxy statement.

Q: How many votes are required to adopt the other proposals (Proposals Two through Four)?
A:    All of the other proposals will be approved if these proposals receive the affirmative vote of a majority of the shares present or represented and voting on these proposals. Abstentions will not be counted towards the vote totals and will have no effect on the results of the vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on Proposals Two and Three. As a result, any shares not voted by a customer will be treated as a broker non-vote. Those broker non-votes will have no effect on the results of the vote with respect to these Proposals.
Brokerage firms do have authority to vote customers’ unvoted shares held by the firms in street name on Proposal Four (Ratification of Appointment of Independent Registered Public Accounting Firm). If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint Deloitte & Touche LLP as our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending November 30, 2016, the Audit Committee of our Board will consider the results of this vote when selecting auditors in the future.

Q: What is “householding” of proxy materials?
A:    In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions received only one copy of the proxy materials. This practice is designed to reduce duplicate mailings and save printing and postage costs. If you would like to have a separate copy of our 10-K and/or proxy statement mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your proxy card. We will deliver such additional copies promptly upon receipt of such request.
In other cases, stockholders receiving multiple copies at the same address may wish to receive only one. If you now receive more than one copy, and would like to receive only one copy, please submit your request to the address or phone number that appears on your proxy card.

Q: Who will count the votes and where can I find the voting results?
A:    Broadridge Financial Services, Inc. will tabulate the voting results. We will announce the voting results at the annual meeting and we will publish the results by filing a Current Report on Form 8-K with the Securities and Exchange Commission within four business days of the annual meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS
Our Board of Directors is currently composed of seven members. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated for election as directors Barry N. Bycoff, John R. Egan, Ram Gupta, Charles F. Kane, David A. Krall, Michael L. Mark and Philip M. Pead, each of whom is currently a director of our company.
Each director elected at the annual meeting will hold office until the next annual meeting of stockholders or special meeting in lieu of such annual meeting or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. There are no family relationships among any of our executive officers or directors.
Each of the director nominees named in this proxy statement has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve. In the event that before the annual meeting one or more nominees named in this proxy statement should become unable to serve or for good cause will not serve, the persons named in the enclosed proxy will vote the shares represented by any proxy received by our Board of Directors for such other person or persons as may thereafter be nominated for director by the Nominating and Corporate Governance Committee and our Board of Directors.

Our Board of Directors recommends that you vote FOR the election of the following seven individuals as directors: Barry N. Bycoff, John R. Egan, Ram Gupta, Charles F. Kane, David A. Krall, Michael L. Mark and Philip M. Pead.

NOMINEES FOR DIRECTORS
Barry N. Bycoff
Director since 2007                            Current Board Committees
Age: 67                                    N/A
Mr. Bycoff has been a director since May 2007. Mr. Bycoff was our Executive Chairman from March 2009 until April 2011. From May 2005 to July 2007, Mr. Bycoff was a venture partner of Pequot Ventures, the venture capital arm of Pequot Capital Management, Inc. Mr. Bycoff has also served as Chairman of Aveksa Inc., Chairman of Day Software Holding AG, and on the Board of Directors of StubHub Inc.

As the founder and former Chief Executive Officer of Netegrity, Inc., a public technology company, Mr. Bycoff demonstrated leadership, management and strategic experience, as well as significant financial, operational and corporate governance experience. Mr. Bycoff also has significant management experience from working in a variety of software companies. Mr. Bycoff also has valuable experience as a current and former board member of a number of public and private technology-related companies. Mr. Bycoff also brings to the Board of Directors his investing experience from his tenure at Pequot Ventures.

John R. Egan
Director since 2011                            Chairman of the Board
Age: 58                                    Current Board Committees
Compensation, Nominating & Corporate Governance
Mr. Egan became our Non-Executive Chairman of the Board in December 2012. Mr. Egan has been a director since September 2011. Mr. Egan is managing partner of Carruth Management, LLC, a Boston based venture capital fund he founded in October 1998 that specializes in technology and early stage investments. From October 1986 until September 1998, Mr. Egan served in a number of executive positions with EMC Corporation (NYSE: EMC), a publicly-held global leader in information technology, including Executive Vice President, Products and Offerings, Executive Vice President, Sales and Marketing, Executive Vice President, Operations and Executive Vice President, International Sales. Mr. Egan serves on the Board of Directors for other publicly-traded and privately-held companies. They include: EMC Corporation (NYSE: EMC), VMWare, Inc. (NYSE: VMW), a publicly-traded leader in virtualization and cloud infrastructure; Verint Systems, Inc. (NASDAQ: VRNT), a publicly-held provider of systems to the internet security market, and NetScout Systems, Inc. (NASDAQ: NTCT), a publicly-held network performance management company, where he serves as Lead Director.

Mr. Egan brings to our Board of Directors extensive understanding and expertise in the information technology industry as a result of his service on other boards of directors combined with his executive leadership roles at EMC Corp. His broad experience ranges from venture capital investments in early-stage technology companies to extensive sales and marketing experience, to executive leadership and management roles. Mr. Egan brings to the Board business acumen, substantial operational experience, and expertise in corporate strategy and development. Mr. Egan also has extensive experience serving as a director of publicly-traded companies.

Ram Gupta
Director since 2008                            Current Board Committees

Age: 54	Nominating & Corporate Governance (Chair), Audit
Mr. Gupta has been a director since May 2008. From May 2007 until May 2010, Mr. Gupta was Executive Chairman of CAST Iron Systems, Inc., a leading software-as-a-service (SaaS) and cloud application integration provider. Prior to that time, from November 2005 until May 2007, Mr. Gupta was President and Chief Executive Officer of CAST Iron Systems, Inc. Mr. Gupta was previously a director of S1 Corp. and Source Forge, Inc. Mr. Gupta also has served in a variety of leadership roles within the Board of Directors of several privately-held technology companies including Platform Computing Corporation, Persistent Systems Limited, Accruent Inc. and Yodlee Inc.

Mr. Gupta has extensive strategic marketing and management expertise at global technology companies, including responsibility for strategy, marketing, development, customer support, alliances and mergers and acquisitions. As a former executive and board member of several technology-related public companies, Mr. Gupta offers industry specific, public company board experience to our Board of Directors. His extensive experience in the software industry, particularly in the area of strategy and marketing, is a significant asset to the Board of Directors

Charles F. Kane
Director since 2006                            Current Board Committees

Age: 58	Audit (Chair), Compensation
Mr. Kane has been a director since November 2006. Mr. Kane is an adjunct professor of International Finance at the MIT Sloan Graduate Business School of Management. Mr. Kane is currently a Director and Strategic Advisor of One Laptop Per Child, a non-profit organization that provides computing and internet access for students in the developing world, for whom he served as President and Chief Operating Officer from 2008 until 2009. Mr. Kane served as Executive Vice President and Chief Administrative Officer of Global BPO Services Corp., a special purpose acquisition corporation, from July 2007 until March 2008, and as Chief Financial Officer of Global BPO from August 2007 until March 2008. Prior to joining Global BPO, he served as Chief Financial Officer of RSA Security Inc., a provider of e-security solutions, from May 2006 until RSA was acquired by EMC Corporation in October 2006. From July 2003 until May 2006, he served as Chief Financial Officer of Aspen Technology, Inc. (NYSE: AZPN), a publicly-traded provider of supply chain management software and professional services. Mr. Kane is currently a director of Demandware, Inc. (NYSE: DWRE), a publicly-traded leading provider of software-as-a-service (SaaS) ecommerce solutions that enable companies to deliver customized shopping experiences to consumers in the digital world, Carbonite, Inc. (NASDAQ: CARB), a publicly-traded leading provider of online backup solutions for consumers and small and medium sized businesses, and Realpage Inc. (NASDAQ: RP), a publicly-traded company providing on-demand software solutions for the rental housing industry. Mr. Kane was previously a director of Netezza Corporation, Borland Software Corporation and Applix Inc.

As our Audit Committee financial expert and Chairman of the Audit Committee, Mr. Kane provides a high level of expertise and leadership experience in the areas of finance, accounting, audit oversight and risk analysis derived from his experience as the chief financial officer of publicly-traded technology companies. Mr. Kane also offers substantial public company board experience to our Board of Directors.

David A. Krall
Director since 2008                            Current Board Committees

Age: 55	Compensation (Chair), Nominating & Corporate Governance
Mr. Krall has been a director since February 2008. Mr. Krall has served as a strategic advisor to Roku, Inc., a leading manufacturer of media players for streaming entertainment, since December 2010 and to Avegant Corp., a privately-held leading developer of the next generation of wearable devices, since February, 2016. From February 2010 to November 2010, he served as President and Chief Operating Officer of Roku, where he was responsible for managing all functional areas of the company. Prior to that, Mr. Krall spent two years as President and Chief Executive Officer of QSecure, Inc., a privately-held developer of secure credit cards based on micro-electro-mechanical-system technology. From 1995 to July 2007, he held a variety of positions of increasing responsibility and scope at Avid Technology, Inc. (NYSE: AVID), a publicly-traded leading provider of digital media creation tools for the media and entertainment industry. His tenure at Avid included serving seven years as the company’s President and Chief Executive Officer. Mr. Krall also currently serves on the Board of Directors for Universal Audio, Inc., a privately-held manufacturer of audio hardware and software plug-ins, WeVideo, Inc., privately-held a provider of a collaborative video editing platform, Audinate Pty Ltd., a creator of the industry-leading media networking technology, and Quantum Corp. (NYSE: QTM), a publicly-traded global expert in data protection and big data management.

Mr. Krall has significant leadership, management and operational experience through his service in a broad range of executive positions within the software and technology industries. From working in companies ranging from small startups to public companies with thousands of employees serving worldwide marketplaces, Mr. Krall brings experience in the areas of new product development, integration of complex software and hardware solutions, strategy formation, and general management.

Michael L. Mark
Director since 1987                            Current Board Committees

Age: 70	Audit, Nominating & Corporate Governance
Mr. Mark has been a director since July 1987. He was our Non-Executive Chairman of the Board from April 2011 until May 2012 and also from December 2006 until March 2009. From March 2009 until April 2011, Mr. Mark served as Lead Independent Director. Mr. Mark is a private investor and member of Walnut Venture Associates, an investment group seeking opportunities in early-stage and emerging high-tech companies in New England. Mr. Mark was a founder of several high-tech companies, including Intercomp Company, American Energy Services, Inc., and Cadmus Computer Systems Corporation. Mr. Mark is also an investor in numerous early-stage companies and serves on several private boards of directors.

Mr. Mark has served on our Board of Directors for almost thirty years, spanning the entire time that we have been a public company. As a result, Mr. Mark provides our Board of Directors with critical historical knowledge and insights on our business and the software industry generally. Mr. Mark also has extensive experience as a director of public and private companies.

Philip M. Pead
Director since 2011                            Chief Executive Officer
Age: 63
Mr. Pead became our President and Chief Executive Officer on December 7, 2012. Prior to that time, Mr. Pead was our Interim Chief Executive Officer, a position he assumed on November 2, 2012. Mr. Pead served as Executive Chairman of the Board from October 8, 2012 until December 7, 2012. Mr. Pead was our Non-Executive Chairman of the Board from May 2012 until October 2012. Mr. Pead has been a director since July 2011. Mr. Pead was formerly the Chairman of the Board of Allscripts Health Solutions Inc. (NASDAQ: MDRX), a publicly-traded leading health care information technology company. Mr. Pead was also the President and Chief Executive Officer of Eclipsys Corporation, a leading provider of enterprise clinical and financial software for hospitals, which was merged with Allscripts in August 2010. From March 2007 to May 2009, Mr. Pead served as the Managing Partner of Beacon Point Partners LLC, a healthcare consulting firm. Mr. Pead served as President and Chief Executive Officer of Per-Se Technologies Inc., a provider of healthcare information technology services, from November 2000 until its acquisition by McKesson Corporation in January 2007. In addition to our company, Mr. Pead serves on the Board of Directors of Change Healthcare Holdings, Inc. (f/k/a/ Emdeon Inc.), which was a publicly-traded company until it was acquired by The Blackstone Group L.P. and Hellman & Friedman LLC., and aLabs Corp., doing business as Accumen, a privately-held technology company focused on partnering with health systems to deliver lab excellence.

As our Chief Executive Officer, Mr. Pead provides key insight and advice with respect to corporate strategy and management development and a deeper understanding of our products, technology and market opportunities. Furthermore, Mr. Pead provides our company with industry insight and knowledge as a result of his many years of experience in the software industry, working in executive roles in several publicly- and privately-held companies, including Per-Se Technologies, Dun & Bradstreet Corporation and Attachmate Corporation.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Board of Directors
Our Board of Directors met eleven times during the fiscal year ended November 30, 2015. Each of our directors attended at least 75% of the aggregate of the total number of meetings of our Board of Directors and the total number of meetings of all committees of our Board of Directors on which he served during 2015. Our Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees.

Audit Committee
The Audit Committee of our Board of Directors during 2015 consisted of Messrs. Gupta, Kane and Mark, with Mr. Kane serving as Chairman. The Audit Committee met eight times during 2015.
Our Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by NASDAQ and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, our Board of Directors has determined that each member of the Audit Committee is financially literate and that Mr. Kane qualifies as an “audit committee financial expert” under the rules of the SEC.
The Audit Committee operates under a written charter adopted by our Board of Directors, a copy of which can be found on our website at www.progress.com under the heading “Corporate Governance” located on the “Company Info/Who We Are” page.
The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities for accounting and financial reporting compliance. The Audit Committee meets with management and with our independent registered public accounting firm to discuss our financial reporting policies and procedures, our internal control over financial reporting, the results of the independent registered public accounting firm’s examinations, our critical accounting policies and the overall quality of our financial reporting, and the Audit Committee reports on these matters to our Board of Directors. The Audit Committee meets with the independent registered public accounting firm with and without our management present.
For 2015, among other functions, the Audit Committee:

•	appointed the independent registered public accounting firm;

•	reviewed with our independent registered public accounting firm the scope of the audit for the year and the results of the audit when completed;

•	reviewed the independent registered public accounting firm’s fees for services performed;

•
reviewed with management and the independent registered public accounting firm the annual audited financial statements and the quarterly financial statements, prior to the filing of reports containing those financial statements with the SEC;

•	reviewed with management our major financial risks and the steps management has taken to monitor and control those risks; and

•	reviewed with management various matters related to our internal controls.

Compensation Committee
The Compensation Committee of our Board of Directors during 2015 consisted of Messrs. Egan, Kane and Krall, with Mr. Krall serving as Chairman. The Compensation Committee met five times during 2015. Our Board of Directors has determined that each member of the Compensation Committee meets the independence requirements promulgated by NASDAQ.
Our Compensation Committee operates under a written charter adopted by our Board of Directors, a copy of which can be found on our website at www.progress.com under the heading “Corporate Governance” located on the “Company Info/Who We Are” page.

In accordance with its charter, the Compensation Committee:

•	oversees our overall executive compensation structure, policies and programs;

•	administers our equity-based plans;

•	reviews, and recommends to our Board of Directors for its approval, the compensation of our Chief Executive Officer;

•	reviews and determines the compensation of all direct reports of the Chief Executive Officer;

•	reviews and makes recommendations to our Board of Directors regarding the compensation of our directors; and

•	is responsible for producing the annual report included in this proxy statement.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of our Board of Directors during 2015 consisted of Messrs. Egan, Gupta, Krall, and Mark, with Mr. Gupta serving as Chairman. The Nominating and Corporate Governance Committee met once during 2015. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements promulgated by NASDAQ.
The Nominating and Corporate Governance Committee operates under a written charter adopted by our Board of Directors, a copy of which can be found on our website at www.progress.com under the heading “Corporate Governance” located on the “Company Info/Who We Are” page.
In accordance with its charter, the Nominating and Corporate Governance Committee:

•	is responsible for identifying qualified candidates for election to our Board of Directors and recommending nominees for election as directors at the annual meeting;

•	assists in determining the composition of our Board of Directors and its committees;

•	assists in developing and monitoring a process to assess the effectiveness of our Board of Directors;

•	assists in developing and reviewing succession plans for our senior management, including the Chief Executive Officer; and

•	assists in developing and implementing our Corporate Governance Guidelines.

Director Nomination Process
Our Board of Directors has delegated the search for, and recommendation of, director nominees to the Nominating and Corporate Governance Committee. When considering a potential candidate for membership on our Board of Directors, the Nominating and Corporate Governance Committee will consider any criteria it deems appropriate, including, among other things, the experience and qualifications of any particular candidate as well as such candidate’s past or anticipated contributions to our Board of Directors and its committees. At a minimum, each nominee is expected to have the highest personal and professional integrity and demonstrated exceptional ability and judgment, and to be effective, with the other directors, in collectively serving the long-term interests of our stockholders. In addition, the Nominating and Corporate Governance Committee has established the following minimum requirements:

•	at least five years of business experience;

•	no identified conflicts of interest as a prospective director of our company;

•	no convictions in a criminal proceeding (aside from traffic violations) during the five years prior to the date of selection; and

•	willingness to comply with our Code of Conduct and Business Ethics.
The Board of Directors retains the right to modify these minimum qualifications from time to time, and exceptional candidates who do not meet all of these criteria may still be considered.
In addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of our Board of Directors, the Nominating and Corporate Governance Committee may consider the following factors when recommending that our Board of Directors select persons for nomination:

•	Whether the nominee has direct experience in the software industry or in the markets in which we operate.

•	Whether the nominee, if elected, assists in achieving a mix of members on our Board of Directors that represents a diversity of background, experience, skills, ages, race and gender.
The Nominating and Corporate Governance Committee may also consider other criteria that it deems appropriate from time to time for the overall composition and structure of our Board of Directors. The Nominating and Corporate Governance

Committee does not assign specific weights to particular criteria and no criterion is necessarily applicable to all prospective nominees. Neither the Nominating and Corporate Governance Committee nor our Board of Directors has a specific policy with regard to the consideration of diversity in identifying director nominees, although, as described above, both may consider diversity when identifying and evaluating proposed director candidates.
In the case of incumbent directors, the Nominating and Corporate Governance Committee reviews each incumbent director’s overall past service to us, including the number of meetings attended, level of participation, quality of performance, and whether the director continues to meet applicable independence standards. In the case of a new director candidate, the Nominating and Corporate Governance Committee determines whether the candidate meets the applicable independence standards, and the level of the candidate’s financial expertise. The candidate will also be interviewed by the Nominating and Corporate Governance Committee.
Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with the other directors and management, through the use of search firms or other advisors, through recommendations submitted by stockholders or through other methods that the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once a candidate has been identified, the Nominating and Corporate Governance Committee confirms that the candidate meets all of the minimum qualifications for a director nominee established by the Committee. The Nominating and Corporate Governance Committee then meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. The same procedures apply to all candidates for director nomination, including candidates submitted by stockholders.
Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for our Board of Directors’ approval as director nominees for election to our Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to our Board of Directors for appointment to its committees.
The Nominating and Corporate Governance Committee will consider director nominee candidates who are recommended by stockholders of our company. Stockholder nominees are evaluated on the same basis as other director candidates. Recommendations sent by stockholders must provide the following information:

•	the name and address of record of the stockholder;

•
a representation that the stockholder is a record holder of our common stock, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act;

•
the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

•	a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications described above;

•	a description of all arrangements or understandings between the stockholder and the proposed director candidate; and

•	any other information regarding the proposed director candidate that is required to be included in a proxy statement filed under SEC rules.
The submission must be accompanied by a written consent of the individual to be named in our proxy statement as standing for election if nominated by our Board of Directors and to serve if elected by the stockholders. Stockholder recommendations of candidates for election as directors at an annual meeting of stockholders must be given at least 120 days prior to the date on which our proxy statement was released to stockholders in connection with our previous year’s annual meeting.
Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by sending a written communication to the Committee at our offices located at 14 Oak Park, Bedford, Massachusetts 01730, c/o Corporate Secretary.

CORPORATE GOVERNANCE

Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines which can be found on our website at www.progress.com under the heading “Corporate Governance” located on the “Company Info/Who We Are” page. Our Corporate Governance Guidelines deal with the following matters:

● director qualifications; ● director majority voting policy; ● executive sessions and leadership roles; ● conflicts of interest; ● board committees; ● director access to officers and employees;
● director orientation and continuing education;
● director and executive officer stock ownership;
● stockholder communications with the Board; and
● performance evaluation of the Board and its Committees.

Codes of Conduct and Business Ethics
Our Board of Directors has adopted a Code of Conduct and Business Ethics that applies to all of our officers, directors and employees. Copies of the Code of Conduct and Business Ethics can be found on our website at www.progress.com under the heading “Corporate Governance” located on the “Company Info/Who We Are” page.

Majority Vote Policy
It is our policy that any nominee for election to the Board in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election is to submit his or her offer of resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is to consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to that offer of resignation. The Board will then act on the Nominating and Corporate Governance Committee’s recommendation.

Independence of Members of our Board of Directors
We have determined that all of our current directors except Mr. Pead (our current President and Chief Executive Officer) are independent within the meaning of the director independence standards of NASDAQ and the applicable rules of the SEC. In making this determination, we solicited information from each of the directors regarding whether that director or any member of his immediate family, had a direct or indirect material interest in any transactions involving our company, was involved in a debt relationship with our company or received personal benefits outside the scope of the director’s normal compensation. We considered the responses of the directors, and independently considered the commercial agreements, acquisitions and other material transactions entered into by us during 2015, and determined that none of our non-employee directors had a material interest in those transactions.

Board Leadership Structure
Our Corporate Governance Guidelines do not require the separation of the roles of Chairman of the Board and Chief Executive Officer, as our Board believes that effective board leadership structure can be highly dependent on the experience, skills and personal interaction between persons in leadership roles. In recent years, we have had, alternately, an independent Chairman and a non-independent Executive Chairman with a Lead Independent Director. Our policy is to have a Lead Independent Director if the Chairman is not independent.
Our Board leadership structure is currently composed of a non-executive Chairman (Mr. Egan). We believe the current Board leadership structure serves us and our stockholders well by having a strong non-executive Chairman to provide independent leadership of the Board. This leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management. Board members have complete access to and are encouraged to utilize members of our senior management regularly, and they have the authority to retain independent advisors as they deem necessary. The Board believes this leadership structure affords our company an effective combination of internal and external experience, continuity and independence.

Executive Sessions of Independent Directors
Our independent directors meet in executive session without the Chief Executive Officer at every regularly scheduled Board meeting to discuss, among other matters, the performance of the Chief Executive Officer. Executive sessions do not include the employee directors of our company, and the Chairman is responsible for chairing the executive sessions.

Board of Directors’ Role in Risk Oversight
Our Board of Directors believes that its oversight responsibility with respect to the various risks confronting our company is one of its most important areas of responsibility and provides further checks and balances on our leadership structure. Our Board of Directors views its oversight of risk as an ongoing process that occurs throughout the year in the course of evaluating the strategic direction and actions of our company. A fundamental aspect of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also determining what level of risk is appropriate for the company. We believe that having an independent Chairman enhances our board’s ability to oversee our risks.
In carrying out this critical function, our Board is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management directly by our Board and through its committees. Each committee’s specific area of responsibility is as follows:

•
The Audit Committee is primarily responsible for overseeing risk management as it relates to our financial condition, financial statements, financial reporting process, internal controls and accounting matters. The Audit Committee also assists our Board of Directors in fulfilling its oversight responsibilities with respect to conflict of interest issues that may arise.

•	The Compensation Committee is responsible for overseeing our overall compensation practices, policies and programs and assessing the risks arising from those policies and programs.

•
The Nominating and Corporate Governance Committee considers risks related to corporate governance, including evaluating and considering evolving corporate governance best practices and director and management succession planning.

Our Board of Directors receives reports from members of senior management on the functional areas for which they are responsible. These reports may include operational, financial, sales, competitive, legal and regulatory, strategic and other risks, as well as any related management and mitigation.

Stock Ownership Guidelines for Directors
In January 2013, our Board of Directors adopted revised stock ownership guidelines for non-employee directors. These guidelines provide for all non-employee directors to hold an amount of our common stock, vested stock options and/or deferred stock units having a value equal to at least three times the annual cash retainer. Directors have five years to attain this ownership threshold. As of March 31, 2016, all of our directors met our stock ownership guidelines.

Relationships Among Directors, Executive Officers and Director Nominees
There are no family relationships between any director, executive officer or director nominee.

Policy Governing Stockholder Communications with our Board of Directors
Our Board of Directors welcomes communications from stockholders. Any stockholder may communicate either with our Board of Directors as a whole, or with any individual director, by sending a written communication addressed to the Board of Directors or to such director at our offices located at 14 Oak Park, Bedford, Massachusetts 01730, or by submitting an email communication to board@progress.com. All communications sent to our Board of Directors will be forwarded to the Board of Directors, as a whole, or to the individual director to whom such communication was addressed.

Policy Governing Director Attendance at Annual Meetings of Stockholders
We do not require members of our Board of Directors to attend the annual meeting of stockholders. One of the members of our Board of Directors attended the 2015 annual meeting of stockholders.

DIRECTOR COMPENSATION

Director Compensation Plan - Fiscal 2015
We pay our directors a mix of cash and equity compensation. Employee directors receive no compensation for their service as directors.
In accordance with the 2015 Director Compensation Plan adopted by the Board, for 2015, our non-employee directors were paid an annual retainer of $250,000. This annual retainer was paid $50,000 in cash and $200,000 in equity (with the equity paid in the form of restricted stock units (RSUs) or stock options or any combination of the two, at the election of the individual director). The non-executive Chairman of the Board was paid an additional cash retainer of $30,000. Prior to adopting the 2015 Director Compensation Plan, the Compensation Committee received market data from its external compensation consultant and considered whether any changes in director compensation were required. Based on the market data, the Compensation Committee recommended to the Board that there should be no changes to the director compensation plan then in effect.
For purposes of the equity compensation paid to our directors, the number of options was determined by dividing the compensation amount by the grant date Black-Scholes value. The number of RSUs was determined by dividing the compensation amount by the grant date closing price of our common stock as reported by the NASDAQ Global Select Market. Upon issuance, the options and RSUs vested in a single installment on December 1, 2015, subject to continued service on our Board of Directors.
With respect to service on the committees of our Board of Directors, the following fees were paid:

•	Audit Committee - $25,000 for the Chairman and $20,000 for the other members;

•	Compensation Committee - $20,000 for the Chairman and $15,000 for the other members; and

•	Nominating and Corporate Governance Committee - $12,500 for the Chairman and $10,000 for the other members.
The fees paid for service on the committees of our Board of Directors were paid in cash.
The fiscal 2015 director compensation was paid to our non-employee directors in one installment on April 6, 2015.
Each newly elected director receives an initial director appointment grant of $300,000 of option equivalent shares at the first April or October grant date following his or her election to our Board of Directors. This initial grant may be received in the form of options, deferred stock units or a combination of the two. The split between options and deferred stock units is determined by each director individually by written election made prior to the newly elected director’s appointment to our Board of Directors. The election will be expressed as a percentage of the initial director appointment grant (e.g., 50% in options and 50% in deferred stock units) and may consist of all options, all deferred stock units or any combination thereof. Options and deferred stock units vest over a 48-month period, beginning on the first day of the month following the month the director joins our Board of Directors, with full acceleration of vesting upon a change in control.
Director Compensation Table - Fiscal 2015
The following table sets forth a summary of the compensation earned by or paid to our non-employee directors in 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) (2) ($)	Option Awards (3)(4) ($)	Total ($)
Barry N. Bycoff	50,000	200,001	—	250,001
John R. Egan	95,000	196,701	39,986	331,687
Ram Gupta	82,500	200,001	—	282,501
Charles F. Kane	90,000	200,001	—	290,001
David A. Krall	80,000	200,001	—	280,001
Michael L. Mark	80,000	200,001	—	280,001
______________

(1)	Represents RSUs issued to the named directors electing to receive RSUs in the following amounts:

Name	Total RSUs Granted in 2015
Mr. Bycoff	7,764
Mr. Egan	6,212
Mr. Gupta	7,764
Mr. Kane	7,764
Mr. Krall	7,764
Mr. Mark	7,764

The RSUs to the named directors in the table above vested on December 1, 2015.

(2)
Represents the grant date fair value of RSUs granted on April 6, 2015. The grant date fair value is equal to the number of RSUs granted multiplied by $25.76, the closing price on the date of grant. In the case of Mr. Egan, also includes the fair value of deferred stock units that vested during 2015 that he received in connection with his initial appointment to the Board in September 2011.

(3)
Mr. Egan elected to receive 20% of the equity compensation portion of his annual retainer in the form of stock options. As a result, Mr. Egan was granted an option to purchase 5,889 shares of our common stock with an exercise price of $25.76 on April 6, 2015, which became fully exercisable on December 1, 2015. The aggregate grant date fair value of these options was approximately $40,000.

Each non-employee director had the following unexercised stock options outstanding as of the record date:

Name	Unexercised Stock Options Outstanding at Record Date
Mr. Bycoff	5,664
Mr. Egan	72,632
Mr. Gupta	—
Mr. Kane	7,705
Mr. Krall	7,705
Mr. Mark	146,649

(4)
Represents the grant date fair value of options granted on April 6, 2015. The grant date fair value of our options is equal to the number of shares subject to the option by the fair value of our options on the date of grant determined by using the Black-Scholes option valuation model. The Black-Scholes value of our options on April 6, 2015 was $6.79. The methodology and assumptions used to calculate the Black-Scholes value of our options are described in Note 12 of the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended November 30, 2015.

PROPOSAL TWO: ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. We urge you to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement which describe in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the related compensation tables and narrative, which provide detailed information on the 2015 compensation of our named executive officers.

Required Vote and Board Recommendation
We are asking our stockholders to indicate their support for the compensation of our named executive officers, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at our annual meeting:
“RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company’s proxy statement for the 2016 annual meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” the “Summary Compensation Table - Fiscal Years 2015, 2014, and 2013” and the other related tables and narrative disclosure.”
This say-on-pay vote is advisory only and not binding on the company, the Compensation Committee or our Board of Directors. Although the vote is advisory, we, our Board of Directors and our Compensation Committee value the opinions of our stockholders and expect to take the outcome of this vote into account when considering future compensation arrangements for our executive officers.

Our Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers.

PROPOSAL THREE: AMENDMENT TO THE PROGRESS SOFTWARE CORPORATION
1991 EMPLOYEE STOCK PURCHASE PLAN
The Progress Software Corporation 1991 Employee Stock Purchase Plan, or the ESPP, was adopted by our stockholders at a special meeting of shareholders held on July 1, 1991. The ESPP was amended and restated in March 1998, and further amended in September 2006, April 2007, May 2009, April 2010, and May 2012, in each case, to add to the reserve for shares for issuance. As of March 31, 2016, a total of 8,650,000 shares of our common stock were authorized for issuance under the ESPP, of which approximately 440,000 remained available and reserved for issuance.

Why Adding Shares to the ESPP is Important
We believe that the availability of an adequate reserve of shares for issuance under the ESPP will benefit us by providing employees with an opportunity to acquire shares of our common stock and will enable us to attract, retain and motivate valued employees. On March 23, 2016, our Board of Directors unanimously approved an increase in the number of shares of our common stock reserved for issuance under the ESPP by 800,000 shares to a total of 9,450,000 shares, which increase is subject to stockholder approval being received at the 2016 Annual Meeting. A copy of the ESPP, as proposed to be amended, is attached as Appendix A to this Proxy Statement.
If a quorum is present at the 2016 Annual Meeting, a majority of the votes properly cast will be necessary to approve the proposed amendment to the ESPP.

Summary of the Provisions of the ESPP
The following summary of the ESPP, as amended, is qualified in its entirety by the specific language of the ESPP, a copy of which is attached as Appendix A.
It is our intention that the ESPP qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, or the Code.
Generally, all employees of our company and its subsidiaries who are customarily employed for more than 20 hours per week and more than five months in the calendar year are eligible to participate in the ESPP.
Participation in the ESPP is limited to eligible employees who authorize payroll deductions (within ranges specified by the Compensation Committee) pursuant to the ESPP. There are currently approximately 1,700 employees eligible to participate in the ESPP, of whom approximately 600 are participating. Once an employee becomes a participant in the ESPP, that employee will automatically participate in successive offering periods, as described below, until such time as that employee withdraws from the ESPP, becomes ineligible to participate in the ESPP, or his or her employment ceases. A participant may be enrolled in only one offering period at a time.
No person who owns or holds, or as a result of participation in the ESPP would own or hold, stock or options to purchase stock, together equal to 5% or more of our total outstanding common stock is entitled to participate in the ESPP. No employee may purchase our common stock having a value of more than $25,000 (determined using the fair market value of the stock at the time such option is granted) in any calendar year.
Each offering of our common stock under the ESPP is for a period of 27 months, which we refer to as an “offering period.” Offering periods are overlapping, with a new 27-month offering period beginning every three months. New offering periods begin on each January 1, April 1, July 1 and October 1. Each offering period is comprised of nine three-month exercise periods. Shares are purchased on the last business day of each exercise period, in March, June, September and December, with that day being referred to as an “exercise date”. Our Board of Directors may establish different offering periods or exercise periods under the ESPP.
The purchase price per share in any offering will be 85% of the lower of the fair market value of the common stock on the first day or the last day of the offering period.
Participants may withdraw from any offering at any time before stock is purchased. Participation terminates automatically upon termination of employment for any reason, including retirement and disability, but excluding termination of employment by reason of death. Upon termination of a participant’s participation in the ESPP, all payroll deductions credited to the participant’s account or amounts paid that were not used to purchase shares of our common stock will be refunded to him or her.
The ESPP is administered by the Compensation Committee of our Board of Directors. The Compensation Committee, at its sole discretion, may establish a minimum holding period, for shares of stock acquired by a participant or a participant’s beneficiary under the ESPP. Currently, the Compensation Committee has set a three month holding period. The ESPP will continue until terminated by our Board of Directors.
If the increase in the number of shares reserved for issuance under the ESPP is approved by our stockholders, we intend to file a Registration Statement on Form S-8 covering the shares of our common stock issuable as a result of that increase, and upon the effectiveness of such registration statement all such shares will be, when issued, eligible for resale in the public market.
Our Board of Directors may, in its discretion, at any time, terminate or amend the ESPP except that no termination may affect shares previously granted nor may any amendment make a change in any share previously granted which would adversely affect the rights of a participant under the ESPP.

Summary of Federal Income Tax Consequences
A participant in the ESPP recognizes no taxable income either as a result of participation in the ESPP or upon the purchase of shares of our common stock under the terms of the ESPP.
If a participant disposes of shares purchased under the ESPP within two years from the first day of the applicable offering period or within one year from the exercise date, which we refer to as a “disqualifying disposition”, the participant will realize ordinary income in the year of that disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant’s holding period is more than 12 months, or short-term if the participant’s holding period is 12 months or less.
If the participant disposes of shares purchased under the ESPP at least two years after the first day of the applicable offering period and at least one year after the exercise date, the participant will realize ordinary income in the year of disposition equal to the lesser of (1) the excess of the fair market value of the shares on the date of disposition over the exercise price or (2) the excess of the fair market value of the shares on the first day of the applicable offering period over the exercise price. The amount of any ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized upon the disposition after that basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the exercise price, there will be no ordinary income and any loss recognized will be a long-term capital loss.
If the participant still owns the shares at the time of death, the lesser of (1) the excess of the fair market value of the shares on the date of death over the exercise price or (2) the excess of the fair market value of the shares on the first day of the offering period in which the shares were purchased over the exercise price will constitute ordinary income in the year of death.
We are generally entitled to a tax deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of that disposition. In all other cases, we are not allowed a deduction.
The foregoing is only a summary of the effect of the United States income tax laws and regulations upon an employee and us with respect to an employee’s participation in the ESPP. This summary does not purport to be a complete description of all federal tax implications of participation in the ESPP, nor does it discuss the income tax laws of any municipality, state or foreign country in which a participant may reside or otherwise be subject to tax. Participants are strongly urged to consult their own tax advisor concerning the application of the various tax laws that may apply to a participant’s particular situation.

Plan Benefits

The following table sets forth, for each of the individuals and groups indicated, the number of shares of our common stock previously purchased under the ESPP as of March 31, 2016:

Name and Position	Number of Shares Purchased
Philip Pead President and Chief Executive Officer	—
Chris Perkins Chief Financial Officer	—
Jerry Rulli Chief Operating Officer	—
Matthew Robinson Chief Technology Officer	—
Michael Benedict Chief Product Officer	9,775
Karen Tegan Padir Former President, Application Development & Deployment Business Unit	—
All current executive officers as a group	19,873
All current directors who are not executive officers*	—
Each nominee for election as director*	—
Each associate of any executive officer, current director or director nominee	—
Each other person who has received or is to receive 5% of awards	—
All employees, including all current officers who are not executive officers, as a group	8,210,000
____________________
* Ineligible to participate

Our Board of Directors recommends that you vote FOR the proposal to amend the ESPP to increase the maximum number of shares issuance under the ESPP by 800,000 shares.

PROPOSAL FOUR: RATIFICATION OF THE SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Proposal Four is to ratify the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending November 30, 2016. Deloitte & Touche LLP was the independent registered public accounting firm for our company for the fiscal year ended November 30, 2015.
Although ratification by stockholders is not required by law or by our Bylaws, the Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of our company and its stockholders. If our stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.
We have been advised that a representative of Deloitte & Touche LLP will be present at the annual meeting. This representative will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions presented at the meeting.

Independent Registered Public Accounting Firm Fees
Aggregate fees billed to us for services performed for the fiscal years ended November 30, 2015 and November 30, 2014 by our independent registered public accounting firm, Deloitte & Touche LLP, were as follows:

	2015	2014
Audit Fees (1)	$2,394,392	$1,945,917
Tax Fees (2)	57,829	310,468
Audit-Related Fees (3)	532,256	405,200
All Other Fees (4)	—	2,600
__________

(1)
Represents fees billed for each of the last two fiscal years for professional services rendered for the audit of our annual financial statements included in Form 10-K and reviews of financial statements included in our interim filings on Form 10-Q, as well as statutory audit fees related to our wholly-owned foreign subsidiaries. In accordance with the policy on Audit Committee pre-approval, 100% of audit services provided by the independent registered public accounting firm are pre-approved.

(2)
Includes fees primarily for tax services. In accordance with the policy on Audit Committee pre-approval, 100% of tax services provided by the independent registered public accounting firm are pre-approved.

(3)	Represents fees billed for due diligence services in connection with the acquisition of Telerik AD.

(4)	Represents fees billed for the subscription to an online accounting tool.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.
Requests for specific services by the independent registered public accounting firm which comply with the auditor services policy are reviewed by our Finance, Tax, and Internal Audit departments. Requests approved by the group are aggregated and submitted to the Audit Committee in one of the following ways:

•	Request for approval of services at a meeting of the Audit Committee; or

•	Request for approval of services by the Chairman of the Audit Committee and then the approval by the full committee at the next meeting of the Audit Committee.
The request may be made with respect to either specific services or a type of service for predictable or recurring services.

Our Board of Directors recommends that you vote FOR the ratification of the selection of independent registered public accounting firm for fiscal year 2016.

AUDIT COMMITTEE REPORT
Management is responsible for establishing and maintaining adequate internal control over financial reporting to ensure the integrity of the company’s financial statements. The company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an audit of the effectiveness of the company’s internal control over financial reporting in conjunction with an audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and issuing opinions on the financial statements and the effectiveness of internal control over financial reporting. The Audit Committee has met and held discussions with management and Deloitte & Touche LLP regarding the internal control over financial reporting and the financial audit process of the company.
The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP the independent accountant’s independence.
The Audit Committee reviewed and discussed the company’s audited consolidated financial statements for the fiscal year ended November 30, 2015 with management and Deloitte & Touche LLP. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.
The Audit Committee discussed with Deloitte & Touche LLP the overall scope and plans for their audit. The Audit Committee also discussed with Deloitte & Touche LLP the matters set forth in Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T. The Audit Committee met with Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee reviewed with Deloitte & Touche LLP, who are responsible for expressing an opinion on the conformity of our audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality of our accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.
Based on the above-mentioned reviews and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board of Directors that the company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended November 30, 2015, for filing with the Securities and Exchange Commission.
No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.
Respectfully submitted by the Audit Committee,

Charles F. Kane, Chairman
Ram Gupta
Michael L. Mark

COMPENSATION DISCUSSION & ANALYSIS
Introduction
This “Compensation Discussion and Analysis” section describes the elements of our compensation programs for our executive officers. This section also provides an overview of our executive compensation philosophy and analyzes how and why the Compensation Committee of our Board of Directors arrives at specific compensation decisions and policies.
We describe below our compensation philosophy, policies, and practices relating to the fiscal year ended November 30, 2015 with respect to the following “named executive officers,” whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement:

•	Philip Pead, our Chief Executive Officer;

•	Chris Perkins, our Chief Financial Officer;

•	Jerry Rulli, our Chief Operating Officer;

•	Matthew Robinson, our Chief Technology Officer;

•	Michael Benedict, our Chief Product Officer; and

•	Karen Tegan Padir, who served as our President, Application Development and Deployment Business Unit until October 16, 2015.
We present our Compensation Discussion and Analysis in the following sections:

1. Executive Summary. In this section, we discuss our 2015 corporate performance and certain governance aspects of our executive compensation program.	p.	23
2. Executive Compensation Program. In this section, we describe our executive compensation philosophy and process and the material elements of our executive compensation program.	p.	28
3. 2015 Executive Compensation Decisions. In this section, we provide an overview of our Compensation Committee’s executive compensation decisions for 2015 and certain actions taken before or after 2015 when doing so enhances the understanding of our executive compensation program.	p.	31
4. Other Executive Compensation Matters. In this section, we describe our other compensation policies and review the accounting and tax treatment of compensation.	p.	42

Executive Summary
Business Overview
We are a global software company that simplifies the development, deployment and management of business applications on premise or in the cloud, on any platform or device, to any data source, with enhanced performance, minimal IT complexity and low total cost of ownership. Our comprehensive portfolio of products provides leading solutions for rapid application development, broad data integration and efficient data analysis.
Execution of Transformational Strategic Plan
Beginning in 2012, we embarked on a major shift in our strategy by refocusing our efforts on our core strengths in application development with the ultimate goal of becoming a leading provider of next-generation application development capabilities in the cloud. Our vision is to become the leading destination for developers and our foundation for future growth is built upon executing this vision. At the beginning of fiscal 2015, we took a significant step forward in achieving our vision by acquiring Telerik, a leading provider of application development tools. Telerik enables its 1.7 million strong developer community to create compelling user experiences across cloud, web, mobile and desktop applications. The Telerik acquisition strengthened our capabilities so that we now provide comprehensive cloud and on-premise platform offerings that enable developers to rapidly create beautiful applications, driven by data for any web, desktop or mobile platform.
During fiscal 2015, by leveraging products and solutions acquired as part of Telerik, we further refined our strategy by focusing our efforts on addressing the needs of businesses that are undergoing digital transformation. Developers play an integral role in helping businesses undergo digital transformation, and our products and solutions align with the needs of those businesses. Web, mobile, rules, and data connectivity are all critical to this rapidly evolving space, and our technologies excel in all of these areas. Our digital transformation strategy is a multi-year one and requires that we make investments in those product lines and technologies that address this growing challenge.
As reflected in the chart below, our strategic transformation has been a multi-year journey. Although we have completed the major elements of the new strategic plan, our transformation is on-going. As described below, our executive compensation programs have been designed with this transformation in mind by tying the outcomes of our executive incentive compensation awards to the achievement of aggressive strategic and financial performance objectives designed to build sustainable long-term stockholder value.

FY12	FY13	FY14	FY15
April 2012
Announce new strategic plan, covering new product strategy, divestitures and share buyback

October 2012
Launch $350M share buyback, completed in November 2013

November/December 2012
Phil Pead becomes CEO

January 2013
Focus on OpenEdge base, new product releases with mobile, BPM and rules

June 2013
Acquire high-productivity PaaS Rollbase

July 2013
Complete last divestiture of 11 non-core products

August 2013
Launch DataDirect Cloud

January 2014
Visionary in aPaaS Gartner Magic Quadrant, only behind Salesforce.com and Microsoft

June 2014
Launch Rollbase Mobile; acquire control PaaS Modulus, enter fast-growing Node.js ecosystem

September 2014
Reorganization into 3 business units

December 2014
Acquire Telerik - attract more developers, complete the offering for all phases of the development lifecycle, growing opportunity in web content mgmt.

July 2015
Jerry Rulli becomes COO

November 2015
Launch Telerik Platform for OpenEdge, providing for integration of OpenEdge with the Telerik mobile application development platform

2015 Organizational Transformation
In fiscal 2015, we operated as three distinct business units: OpenEdge, Data Connectivity and Integration (DCI), and Application Development and Deployment (AD&D), each with dedicated sales, product management, and product marketing functions. This organizational change, which was designed to more closely align our operational structure with our strategic plan, allowed us to provide greater focus and agility in the delivery of next generation application development, deployment, and integration solutions.  It also enabled the business to better deliver against the fast paced requirements in the on-premise and cloud application development and data connectivity and integration markets. Each business unit was led by a President, Mr. Rulli, in the case of OpenEdge, Mr. Benedict, in the case of DCI, and Ms. Padir, in the case of AD&D.
In July 2015, Mr. Rulli became our Chief Operating Officer. As Chief Operating Officer, Mr. Rulli assumed responsibility for driving the operations of the three business units while continuing to manage the OpenEdge Business Unit on a day-to-day basis. We made this decision because we saw opportunities to better align business unit priorities and go-to-market strategies and to ensure operational excellence across the company.
In October 2015, we further refined our business unit structure to enhance integration and collaboration across our product divisions in order to address expanding market opportunities around customer experiences and to further advance our growth strategy. The organizational changes were designed to align our company’s operations around a cohesive, audience-centered approach and a strategic product management organization. As described below, we retained our business unit focus and segment reporting.
However, as part of these organizational changes, we eliminated the role of Business Unit President. In place of the Business Unit Presidents, we unified our product management and product marketing functions under Mr. Benedict, as Chief Product Officer, reporting to Mr. Rulli. We retained our business unit focus within the Chief Product Office organization, with dedicated product teams for each business segment, each under the leadership of a general manager reporting directly to Mr. Benedict.
In order to ensure tighter integration between the company’s product management, marketing, and development functions, we also realigned corporate marketing and engineering and development to report to Mr. Rulli. Our sales resources report directly into the company’s geographic regions under Mr. Rulli, while retaining the dedicated business segment sales teams for each of the products.
With the elimination of the role of Business Unit President, Ms. Padir left our company in October 2015.

2015 Financial Results
In fiscal 2015, we achieved solid performance across all key areas of our business. For fiscal 2015:

	Fiscal 2014	Fiscal 2015	% increase
Total Non-GAAP Revenue	$332.5 million	$412.4 million	24%
Net Income	$77.9 million	$80.6 million	3%
Non-GAAP Operating Income	$117.4 million	$120.4 million	3%
Non-GAAP Earnings Per Share	$1.51	$1.58	5%
Adjusted Free Cash Flow	$99.0 million	$102 million	3%
A reconciliation between the Non-GAAP measures and GAAP results is located in Appendix B at the end of this proxy statement.
However, despite our strong performance, our financial results fell short of our aggressive expectations. We were adversely impacted by weakness in economic conditions in certain international markets such as Brazil and within parts of Europe. We were also adversely impacted by a slower first half of 2015 in certain product lines, including the Telerik products as we worked to integrate Telerik with our other operations. As a result of our financial results falling short of our expectations, Mr. Pead and Mr. Perkins did not receive any portion of their target bonus in fiscal 2015.
2015 Executive Compensation Program Design
Consistent with its pay-for-performance philosophy, the Compensation Committee, in designing our executive compensation programs for fiscal 2015, emphasized alignment with our aggressive short- and long-term business goals. As shown in the following chart, for 2015, 70% of our named executive officers’ target total direct compensation was performance-based. In addition, approximately 80% of Mr. Pead’s and the other named executive officers’ long term equity incentive compensation was delivered in the form of performance-based awards.
2015 Executive Compensation Results - Commitment to Pay-for-Performance Philosophy
Our executive compensation programs are designed to directly tie the outcomes of our compensation programs for our executive officers to the achievement of our key financial performance objectives and returns to our stockholders, and drive the creation of sustainable long-term stockholder value. When results do not meet our expectations, as was the case in 2015 (and 2014), our named executive officers’ receive compensation that is below our target levels and may be below market in comparison to our peer group.

•
No Corporate Bonus Payout for Performance Below Threshold. Our fiscal 2015 financial results fell short of the threshold level of performance applicable to the named executive officers under the Corporate Bonus Plan. As a result, Mr. Pead and the other named executive officers subject to the Corporate Bonus Plan did not receive any portion of their annual cash bonus under that plan.

•
Achievement Under Business Unit Bonus Plans. Mr. Rulli and Mr. Benedict received 38% and 79%, respectively, of their annual cash bonus based on performance under their respective Business Unit Bonus Plans. Ms. Padir received 29% of her annual cash bonus based on the performance of the AD&D business unit pursuant to the separation agreement we entered into in connection with her termination of employment.

•
Strong EPS Performance. Our 2015 annual performance equity program applicable to named executive officers was tied to our earnings per share performance. Based on our achievement of non-GAAP earnings per share of $1.74 against a target of $1.77, our named executive officers earned 84% of their performance share units.

CEO Pay and Performance Alignment
We believe our executive compensation program has been effective at driving the achievement of our target financial and strategic results, appropriately aligning executive pay and corporate performance and enabling us to attract and retain top executives within our industry. When results do not meet our expectations, as was the case in 2015 (and 2014), our named executive officers’ receive compensation that is below our target levels and may be below market in comparison to our peer group. As shown in the table below, fiscal 2015 marked the second consecutive year that Mr. Pead’s total target and realizable compensation decreased year-over-year.

Fiscal Year	Total Target Compensation ($)(1)	% Performance-Based	Total Realizable Compensation ($)(2)	% of Target Compensation Realized
2013	13,150,000	41%	14,275,640	109%
2014	6,100,000	61%	2,411,754	40%
2015	3,800,000	70%	1,595,278	42%
_____________

(1)
Total Target Compensation is defined as the sum of (a) base salary, (b) target bonus, (c) the value of restricted stock units awarded equal to the number of RSUs granted multiplied by the closing price of our stock on the grant date, (d) the value of performance share units awarded relating to annual performance equal to the number of PSUs granted multiplied by the closing price of our stock on the grant date, and (e) in the case of fiscal 2014 and 2015, the value of the PSUs awarded under the Long Term Incentive Plan equal to the number of PSUs granted multiplied by the closing price of our stock on the grant date.

(2)
Total Realizable Compensation is defined as the sum of (a) base salary, (b) in the case of fiscal 2013, the bonus paid to Mr. Pead under the 2013 Corporate Bonus Plan, (c) the value of restricted stock units awarded equal to the number of RSUs granted multiplied by the closing price of our stock on November 30, 2015, which was $23.99, and (d) in the case of fiscal 2013 and fiscal 2015, the value of the PSUs awarded relating to annual performance equal to the number of PSUs finally awarded multiplied by the closing price of our stock on November 30, 2015, which was $23.99. We exclude the value of the PSUs awarded under the Long Term Incentive Plan in fiscal 2014 and fiscal 2015 because as of the end of our fiscal year ended November 30, 2015, none of those PSUs would vest.

As a result of our financial performance in fiscal 2014, Mr. Pead did not earn any portion of his annual bonus or his $1.75 million PSU award. As a result of our financial performance in fiscal 2015, Mr. Pead did not earn any portion of his annual bonus.
In November 2012, Mr. Pead became our Interim Chief Executive Officer after the sudden departure of our prior Chief Executive Officer. At that time, we were in the midst of substantial change in our strategy, management team, organization, product lines, and operations. Although our Board commenced a search process to recruit a permanent replacement, ultimately, our Board determined that Mr. Pead was the best candidate to serve as our President and Chief Executive Officer in light of his experience, knowledge of our company, and relationship with our shareholders and the investment community generally.
To recruit Mr. Pead to serve as Chief Executive Officer, we developed a compensation package that included a new hire equity award with a value in excess of the typical annual award for which Mr. Pead would otherwise have been eligible under our annual equity program. The Compensation Committee’s philosophy with respect to new hire awards is that they should be larger than awards under our annual equity program in order to recruit executives during challenging transition periods and to align the interests of new executives with the interests of our shareholders. In line with our pay-for-performance philosophy, 40% of the value of Mr. Pead’s new hire equity award was delivered in the form of PSUs that vested based on achievement of the pre-determined revenue and non-GAAP operating income goals in our 2013 budget and operating plan.
Following fiscal 2013, the amount and mix of Mr. Pead’s compensation has changed significantly:

•	For fiscal 2014, Mr. Pead’s annual equity award was reduced to a value of $3.5 million, with 50% of the award in the form of RSUs and 50% in the form of PSUs.

•	For fiscal 2015, Mr. Pead’s annual equity award was reduced to a value of $1.2 million, with 40% in the form of RSUs and 60% in the form of PSUs.

•	For each of fiscal 2014 and 2015, Mr. Pead received an award under our long-term performance based equity program based on our total relative stockholder return over a three-year performance period.

•	80% of Mr. Pead’s total equity compensation awarded in 2015 (annual and long-term) was performance-based.

•	Mr. Pead’s base salary and annual target bonus have not changed since 2013.

•
Excluding Mr. Pead’s fiscal 2013 new hire award, Mr. Pead’s aggregate realizable pay since he became Chief Executive Officer is less than the 25th percentile among the chief executive officers of our peer companies.

Response to 2015 Say-on-Pay Vote
We value the input of our stockholders on our compensation programs. We hold an advisory vote on executive compensation on an annual basis. We also regularly communicate with our stockholders to better understand their opinions on governance issues, including compensation. The Compensation Committee carefully considers stockholder feedback and the outcome of each vote when reviewing our executive compensation programs each year.
At our 2015 annual stockholders meeting, over 90% of the votes cast approved, on an advisory basis, our executive compensation for fiscal year 2014. This represented a substantial improvement from the 58% stockholder approval received in 2014 with respect to our 2013 executive compensation. We were pleased with this level of support and believe the improvement in the vote is reflective of the changes in our executive compensation programs adopted by the Compensation Committee during the past two years, including the following:

•
Multi-Year Performance Period - reduction of performance-based equity tied to one-year performance periods and adoption of a long-term performance based equity program based on our relative total stockholder return over a three-year performance period;

•	Pay-for-Performance - substantial increase in proportion of total target compensation that is performance based;

•	Varied Performance Metrics -use of different metrics in our annual cash bonus program and equity plans;

•	Responsible Recruiting Practices - issuance of new hire awards to executives that are at least 50% performance based; and

•	Rigorous Performance Goals - design of our annual bonus plans so that no payout would occur unless we achieve financial objectives that are over 95% of our aggressive operating plan and budget.
Before and after implementing these changes, we contacted stockholders to discuss and obtain feedback on the various components of our executive compensation program. In addition to taking stockholder feedback into account, the Compensation Committee has evaluated a number of other factors discussed below in making decisions about our executive compensation approach.
Compensation Governance
What We Do:

•	Pay-for-performance (page 31)

•	Grant performance-based equity awards with performance measures that span up to three years (page 40)

•	Use a balanced mix of fixed and variable cash incentives and long-term equity (page 30)

•	Maintain stock ownership guidelines (page 42)

•	Maintain a compensation recovery (or “clawback”) policy (page 43)

•	Limit payments and benefits following a change in control of our company to situations involving an involuntary termination of employment (a so-called “double trigger” arrangement) (page 49)

•
Design our annual incentive plans so that payout of awards does not occur if we fail to achieve growth in the applicable financial metrics over the prior year and if we do not achieve at least 95% of our annual operating plan and budget (page 37)

•	Cap the amounts our executives can earn under our annual incentive plans (page 37)

•	Aim to mitigate the potential dilutive effect of equity awards and to return capital to stockholders through a share repurchase program
What We Don’t Do:

•	We don’t provide perquisites or other personal benefits that are not available to all of our employees (page 30)

•	We don’t allow unvested and unexercised equity awards to be transferred

•	We don’t guarantee salary increases or non-performance-based bonuses (page 37)

•	We don’t provide excise tax gross-ups (page 50)

•	We don’t allow hedging transactions or pledging of company stock by directors and executive officers (page 43)

Executive Compensation Program
Philosophy and Objectives
Our philosophy is to reward executive officers based upon corporate performance, as well as to provide long-term incentives for the achievement of future financial and strategic goals. We use a combination of cash compensation, composed of base salary and an annual cash bonus program, long-term equity incentive compensation programs, and a broad-based benefits program to create a competitive compensation package for our executive management team. We tie the payment of cash and equity incentive compensation to executive officers exclusively to the achievement of financial objectives.
In recent years, including fiscal 2015, the Compensation Committee has structured our executive compensation programs to reflect an appropriate risk/reward balance in light of the transformational change in our strategy we have undertaken. As such, our philosophy is to provide substantial rewards/incentives to our executive team for achieving challenging results that are aligned with stockholder goals. For example, in structuring our performance-based compensation programs, such as our annual Corporate Bonus Plan, our philosophy is to set financial targets that are difficult to attain and require achievement of financial objectives closely linked to our annual operating plan and budget. If those targets are not met within 90% (or for 2015, 95%) of our budget, no bonus is paid. However, if we meet or exceed our aggressive goals, bonuses in excess of target can be earned subject to maximum payouts. In either case, our interests are aligned with those of our stockholders.
Compensation Review Process
Role of Compensation Committee
Each year, the Compensation Committee begins the process of reviewing executive officer compensation for the next fiscal year. The Compensation Committee is provided with reports from its independent compensation consultant comparing our executive compensation and equity granting practices relative to the market and to our peer group. The Compensation Committee reviews recommendations from management on the current fiscal year annual and long-term incentive compensation programs. The Compensation Committee then reviews and approves changes to executive officers’ total target cash compensation, which includes base salary and target incentive compensation, and long-term equity incentive compensation. The Compensation Committee reviews all recommendations in light of our compensation philosophy and generally seeks input from its independent compensation consultant prior to making any final decisions.
Role of Chief Executive Officer
As our Chief Executive Officer, Mr. Pead makes recommendations to the Compensation Committee with respect to compensation for his direct reports (including our other named executive officers), including the terms of these executives’ annual incentive compensation and long-term equity compensation. Mr. Pead considers factors such as tenure, individual performance, responsibilities, and experience levels of the executives, as well as the compensation of the executives relative to one another, when making recommendations regarding appropriate total compensation of our executives.
Mr. Pead typically discusses his initial recommendations with the Chairman of the Compensation Committee or has management present them at Compensation Committee meetings. The Total Rewards group within our Human Capital Department and individuals within our Finance and Legal Departments support the Compensation Committee in the performance of its responsibilities. During 2015, our Chief Financial Officer, Chief Legal Officer, and Chief Talent Officer and other representatives of the Human Capital and Finance departments regularly attended the Compensation Committee meetings to provide perspectives on the competitive landscape, the needs of the business, information about our financial performance and relevant legal and regulatory developments. The Compensation Committee meets in executive session without management to deliberate on executive compensation matters. The Compensation Committee considers, but does not always accept, Mr. Pead’s recommendations regarding executive compensation. None of our executive officers participate in the Compensation Committee’s deliberations or decisions with regard to their own compensation.
Role of Compensation Consultant
Our Compensation Committee retained Towers Watson to advise it on matters related to executive compensation in fiscal 2015 until October 2015. In October 2015, our Compensation Committee retained Pay Governance to advise it on matters related to executive compensation for the remainder of fiscal 2015 and for fiscal 2016. Towers Watson did not provide advice to the Compensation Committee after the retention of Pay Governance.
Other than providing limited guidance regarding our broad-based equity plan design for all employees, neither Towers Watson nor Pay Governance provided any services for management in fiscal 2015. Towers Watson and Pay Governance consulted with our management when requested by the Compensation Committee and only as necessary to obtain relevant compensation and performance data for the executives as well as essential business information so that it could effectively support the Compensation Committee with appropriate competitive market information and relevant analyses.
During 2015, Towers Watson and Pay Governance provided a range of services to the Compensation Committee to support the Compensation Committee’s agenda and obligations, including providing regulatory updates, peer group compensation data so that the Compensation Committee could set compensation for executives in accordance with our policies, advice on the structure and competitiveness of our compensation programs, and advice on the consistency of our programs with our executive compensation philosophy.
Representatives of Towers Watson and Pay Governance attended Compensation Committee meetings and provided advice to the Compensation Committee upon its request. The Compensation Committee assessed the independence of Towers Watson and Pay Governance and determined that Towers Watson was, and Pay Governance is, independent of our company and has no relationships that could create a conflict of interest with us. As part of its assessment, the Compensation Committee considered the fact that neither Towers Watson nor Pay Governance provide any other services to us and consults with our management only as necessary to provide the services described above.
Peer Group
To assist the Compensation Committee in making decisions on total compensation for executives and company-wide equity grants, the Compensation Committee utilizes peer and industry group data and analyses. Each year, the Compensation Committee reviews with its external compensation consultant the list of peer companies as points of comparison, as necessary, to ensure that comparisons are meaningful. For fiscal 2015, Towers Watson provided recommendations on the composition of our peer group. Based on the facts described in the table below and management’s input, for fiscal 2015, Towers Watson recommended, and the Compensation Committee approved, the following peer group:

General Description	Criteria Considered	Peer Group List
Software and high technology companies which operate in similar or related businesses and with which Progress competes for talent	Revenues and market capitalization within 0.3x to 3.0x of Progress
ANSYS Inc.
Advent Software, Inc.
Avid Technology, Inc.
Bottomline Technologies, Inc.
CommVault Systems, Inc.
Concur Technologies, Inc.
Epiq Systems, Inc.
Informatica Corporation
Manhattan Associates, Inc.
MicroStrategy, Inc
NetScout Systems, Inc.
Pegasystems, Inc.
Qlik Technologies, Inc.
Riverbed Technology Inc.
Rovi Corporation
ServiceNow, Inc.
Splunk, Inc.
SolarWinds, Inc.
The Ultimate Software Group, Inc.

Towers Watson then prepared a compensation analysis compiled from both an executive compensation survey and data gathered from publicly available information for our peer group companies. The executive compensation analysis prepared by Towers Watson also included survey data from the Towers Watson Top Management Executive Compensation Report and the Radford High Technology Executive Compensation Survey that contained between 65-135 companies (depending upon position) with revenues between $200 million and $500 million. The Compensation Committee used this data to compare the current compensation of our named executive officers to the peer group and to determine the relative market value for position, based on direct, quantitative comparisons of pay levels. The survey data was used when there was a lack of public peer data for an executive’s position and to obtain a general market understanding of current compensation practices.
Competitive Positioning
The fiscal 2015 target total direct compensation for our named executive officers was set by the Compensation Committee based predominantly on competitive pay practices, as reflected in the peer group and survey data. The Compensation Committee reviews market data at the 25th, 50th, and 75th percentile and for fiscal 2015, generally targeted aggregate total direct compensation for the named executive officers as a group at the 50th percentile of our peer group in setting our executive compensation programs. Additional adjustments were considered based on an individual importance to our company, tenure, company and individual performance, anticipated future contributions, internal pay equity, and historical pay levels, as well as the level of an executive officer’s unvested equity awards and incentives.

Components of Executive Officer Compensation
Compensation for our named executive officers currently consists of three primary components that are designed to reward performance in a simple and straightforward manner-base salaries, annual cash bonuses, and long-term equity awards. The purpose and key characteristics of each of these components and how each element accomplishes the goals and objectives of our program are summarized below.

Compensation Element	Objective	Key Features	2015 Performance Metrics
Cash Compensation	To attract, motivate and reward executives whose knowledge, skills, and performance are critical to our success
Base Salary	To secure and retain services of key executive talent by providing a fixed level of cash compensation for performing essential elements of position	Adjustments may be made to reflect market conditions for a position, changes in the status or duties associated with a position, individual performance or internal equity	Not applicable
Annual Cash Bonus	To encourage and reward annual corporate performance that enhances short and long-term stockholder value
Cash bonuses are based on percentage of base salary, with actual awards based exclusively on attainment of objective corporate and/or business unit goals

Business unit goals align the leadership of the business unit to the revenue and operating margin goals of the specific business unit
Total non-GAAP revenue and non-GAAP operating income For fiscal 2016, added free cash flow metric For 2016, all named executive officers subject to Corporate Bonus Plan
Equity Compensation	To align executives’ interests with those of stockholders
Performance Share Units (PSUs)	To encourage and reward annual corporate performance that enhances long-term stockholder value	Subject to one-year performance criteria aligned with annual business plan, with three-year vesting period	Total non-GAAP earnings per share
Long-Term Incentive Plan (LTIP)	To align interests of management with those of our stockholders with the goal of creating long-term growth and value	Equity grant value equal to two times base salary Three-year performance period	Relative TSR in comparison to NASDAQ Software Index No payout occurs unless TSR above 50th percentile 70th percentile performance required for target payout
Restricted Stock Units (RSUs)	To retain executive talent	Service-based vesting over three-year period	Not applicable
Other Compensation	To provide benefits that promote employee health and welfare, which assists in attracting and retaining our executive officers
Indirect compensation element consisting of programs such as medical, dental, and vision insurance, a 401(k) plan with up to a 3% matching contribution, an employee stock purchase plan program, and other plans and programs generally made available to employees

Severance and Change in Control Benefits
To serve our retention and motivational objectives helping our named executive officers maintain continued focus, dedication to their responsibilities and objectivity to maximize stockholder value, including in the event of a transaction that could result in a change in control of our company; particularly important in a time of increased consolidation in our industry and increased competition for executive talent

Provides protection in the event of an involuntary termination of employment under specified circumstances, including following a change in control of our company as described below under “Potential Payments Upon Termination or Change in Control” and “Executive Compensation-Severance and Change in Control Agreements.”

2015 Executive Compensation Decisions
2015 Program Design
Consistent with its pay-for-performance philosophy, the Compensation Committee, in designing our executive compensation programs for fiscal 2015, emphasized alignment with our aggressive short- and long-term business goals. Among the highlights of our executive compensation design for fiscal 2015:

•	Base salaries for our named executive officers targeted at market competitive levels.

•
Annual bonus plans in which the payout of bonuses was tied exclusively to financial performance and payout would not occur if we failed to achieve total revenue and operating income of at least 95% of our annual operating plan and budget.

•
Business Unit Bonus Plans applicable to the Business Unit Presidents in which we tied payout of bonuses to achievement of both corporate measures and specific business unit metrics to ensure alignment with our new organizational structure.

•	Payouts under the Corporate and Business Unit Bonus Plans capped at 150% of target amounts.

•	Equity plans in which a greater proportion of executives’ compensation was tied to long-term performance.

•	Reduced annual performance equity awards that utilized a different one-year performance metric than the annual cash bonus plan.

•	70% of our named executive officers’ target total direct compensation was performance-based.

•	80% of Mr. Pead’s and our other named executive officers’ long term equity incentive compensation was delivered in the form of performance-based awards.
Pay Mix
In setting the mix among the different elements of executive compensation, we do not target specific allocations, but generally weight target compensation more heavily toward performance-based compensation, both cash and equity. The percentage of performance-based compensation for our executive officers and other employees increases with job responsibility, reflecting our view of internal pay equity and the ability of a given employee to contribute to our results. We also generally align our compensation mix with the practices of our peer group when possible and to the extent consistent with our compensation strategy and business plan.
As shown in the tables below, the total direct compensation mix for Mr. Pead and our other named executive officers in fiscal 2015 was consistent with our peer group.

However, in designing our equity compensation program for fiscal 2015, the Compensation Committee placed significantly greater emphasis on performance-based equity than our peer companies.

These allocations reflect our belief that a significant portion of our named executive officers’ compensation should be performance-based and therefore “at risk” based on company performance, as well as subject to service requirements. Since our cash incentive opportunities and equity incentive awards have both upside opportunities and downside risks and our actual performance can deviate from the target goals, the amount of compensation actually earned will differ from the target allocations.
Individual Considerations
Below is a summary of the fiscal 2015 compensation decisions and changes for each individual named executive officer.
Philip Pead, President and Chief Executive Officer

	Fiscal 2014 Pay ($)		Fiscal 2015 Pay ($)		Change
Target Cash Compensation	1,300,000		1,300,000	(4)	—
Base Salary	650,000		650,000		—
Target Bonus	650,000	(1)	650,000	(1)	—
Target Equity Compensation	4,800,000		2,500,000		down 48%
Target Annual Equity	3,500,000	(2)	1,200,000	(5)	down 66%
Target Long-Term Equity	1,300,000	(3)	1,300,000	(3)	—
Total Target Compensation	6,100,000		3,800,000		down 38%
_____________

(1)	Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Mr. Pead earned no bonus in either fiscal 2014 or fiscal 2015.

(2)
50% of Mr. Pead’s fiscal 2014 annual equity award was in the form of PSUs and 50% in the form of time-based RSUs. Mr. Pead did not earn any of the annual PSUs based on company performance in fiscal 2014.

(3)
Represents PSUs issued to our executive officers under our Long Term Incentive Plan with a grant date value of two-times base salary and subject to three-year relative total shareholder return performance measures.

(4)
We evaluated Mr. Pead’s fiscal 2015 total target compensation against our compensation peer group, as to individual elements and as to total compensation to determine whether any changes should be made to his fiscal 2015 total target compensation. We determined that his target cash compensation was in line with the market data.

(5)
At Mr. Pead’s recommendation, we reduced Mr. Pead’s fiscal 2015 target annual equity award by two-thirds in light of company performance in fiscal 2014, including in comparison to our peer companies. 60% of Mr. Pead’s fiscal 2015 annual equity award was in the form PSUs and 40% in the form of time-based RSUs. Mr. Pead earned 84% of the annual PSUs based on company performance in fiscal 2015.

Chris Perkins, Chief Financial Officer

	Fiscal 2014 Pay ($)		Fiscal 2015 Pay ($)		Change
Target Cash Compensation	675,000		675,000	(4)	—
Base Salary	375,000		375,000		—
Target Bonus	300,000	(1)	300,000	(1)	—
Target Equity Compensation	1,450,000		1,250,000		down 10%
Target Annual Equity	700,000	(2)	500,000	(5)	down 21%
Target Long-Term Equity	750,000	(3)	750,000	(3)	—
Total Target Compensation	2,125,000		1,925,000		down 7%
_____________

(1)	Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Mr. Perkins earned no bonus in either fiscal 2014 or fiscal 2015.

(2)
50% of Mr. Perkins’ fiscal 2014 annual equity award was in the form of PSUs and 50% in the form of time-based RSUs. Mr. Perkins did not earn any of the annual PSUs based on company performance in fiscal 2014.

(3)
Represents PSUs issued to our executive officers under our Long Term Incentive Plan with a grant-date value of two-times base salary and subject to three-year relative total shareholder return performance measures.

(4)
We evaluated Mr. Perkins’ fiscal 2015 total target compensation against our compensation peer group, as to individual elements and as to total compensation to determine whether any changes should be made to his fiscal 2015 total target compensation. We determined that his target cash compensation was in line with the market data.

(5)
We reduced Mr. Perkins’ target annual equity award in fiscal 2015 based on internal pay equity considerations. 60% of Mr. Perkins’ fiscal 2015 annual equity award was in the form PSUs and 40% in the form of time-based RSUs. Mr. Perkins earned 84% of the annual PSUs based on company performance in fiscal 2015.

Jerry Rulli, Chief Operating Officer

	Fiscal 2014 Pay ($)(1)		Fiscal 2015 Pay ($)		Change
Target Cash Compensation	650,000		740,000		up 14%
Base Salary	350,000		400,000	(4)	up 14%
Target Bonus	300,000	(2)	340,000	(5)	up 13%
Target Equity Compensation	500,000		1,200,000		up 240%
Target Annual Equity	500,000	(3)	500,000	(6)	—
Target Long-Term Equity	—		700,000	(7)	N/A
Total Target Compensation	1,150,000		1,940,000		up 69%
_____________

(1)	Mr. Rulli joined our company in August 2014. His initial compensation was determined pursuant to an employment letter we entered into with Mr. Rulli.

(2)	Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Mr. Rulli earned no bonus in fiscal 2014.

(3)
Mr. Rulli received a new hire equity award consisting of RSUs with a value of $500,000, which were issued in September 2014, and PSUs with a value of $500,000, which were issued in January 2015 and based on company performance in fiscal 2015. The PSU portion of Mr. Rulli’s new hire equity award is shown in the Fiscal 2015 Pay column.

(4)
In July 2015, Mr. Rulli was promoted to Chief Operating Officer. In connection with this promotion, we evaluated Mr. Rulli’s fiscal 2015 total target compensation against our compensation peer group, as to individual elements and as to total compensation to determine whether any changes should be made to his fiscal 2015 total target compensation. Based on this comparison and the increased responsibilities Mr. Rulli assumed as Chief Operating Officer, the Compensation Committee increased Mr. Rulli’s base salary to $400,000, which was below the 50th percentile of the market data among chief operating officers at our peer companies to reflect differences in responsibilities. In January 2016, the Compensation Committee increased Mr. Rulli’s base salary to $450,000. The Compensation Committee approved this increase in light of Mr. Rulli’s increased responsibilities following the reorganization of our operations in October 2015.

(5)
For fiscal 2015, as President of the OpenEdge Business Unit, Mr. Rulli was subject to the OpenEdge Business Unit Bonus Plan. In July 2015, in connection with his promotion to Chief Operating Officer, Mr. Rulli’s target bonus was increased to $340,000. Based on the performance under the OpenEdge Business Unit Bonus Plan, Mr. Rulli earned 38% of his fiscal 2015 target bonus. In January 2016, Mr. Rulli’s target bonus was increased to $382,500.

(6)
Represents the PSU portion of Mr. Rulli’s new hire award. Mr. Rulli earned 84% of the annual PSUs based on company performance in fiscal 2015. Mr. Rulli did not receive an award of time-based RSUs in fiscal 2015 because he received time-based RSUs in September 2014 as part of his new hire award.

(7)
Represents PSUs issued to our executive officers under our Long Term Incentive Plan with a grant date value of two-times base salary and subject to three-year relative total shareholder return performance measures. Mr. Rulli did not receive a PSU award under our Long Term Incentive Plan in fiscal 2014 because he did not join our company until September 2014.

Matthew Robinson, Chief Technology Officer

	Fiscal 2014 Pay ($)(1)		Fiscal 2015 Pay ($)(4)		Change
Target Cash Compensation	341,600		487,500		up 43%
Base Salary	244,000		325,000		up 33%
Target Bonus	97,600	(2)	162,500	(5)	up 66%
Target Equity Compensation	140,000		1,100,000		up 786%
Target Annual Equity	140,000	(3)	450,000	(6)	up 320%
Target Long-Term Equity	—		650,000	(7)	N/A
Total Target Compensation	481,600		1,587,500		up 330%
_____________

(1)	Mr. Robinson was not an executive officer in fiscal 2014. In fiscal 2014, Mr. Robinson was Vice President, Technology within the AD&D Business Unit.

(2)	Represents cash payable upon achievement of target performance under our Corporate Bonus Plan.

(3)
50% of Mr. Robinson’s fiscal 2014 annual equity award was in the form of PSUs and 50% in the form of time-based RSUs. Mr. Robinson did not earn any of the annual PSUs based on company performance in fiscal 2014.

(4)
In May 2015, Mr. Robinson was promoted to Chief Technology Officer and became an executive officer. In connection with his promotion, we evaluated Mr. Robinson’s fiscal 2015 total target compensation against our compensation peer group, as to individual elements and as to total compensation to determine whether any changes should be made to his fiscal 2015 total target compensation. The changes to the individual elements of Mr. Robinson’s fiscal 2015 compensation shown in this column reflect this comparison as well as the increased responsibilities Mr. Robinson assumed as Chief Technology Officer and internal pay equity considerations.

(5)
For fiscal 2015, Mr. Robinson was subject to the AD&D Business Unit Bonus Plan until his promotion to Chief Technology Officer, at which time he became subject to the Corporate Bonus Plan. Mr. Robinson earned 13% of his target bonus based on business unit performance under the AD&D Business Unit Bonus Plan. Mr. Robinson did not receive any portion of his annual bonus under the Corporate Business Plan. Mr. Robinson was awarded a discretionary cash bonus of $84,890 for fiscal 2015.

(6)
Mr. Robinson received an annual equity award in January 2015 prior to his promotion to Chief Technology consisting of 50% PSUs and 50% time-based RSUs. The PSUs awarded in January 2015 were subject to the same performance measures as our Corporate Bonus Plan. In connection with his promotion to Chief Technology Officer, Mr. Robinson received an additional annual equity award consisting of 60% PSUs and 40% time-based RSUs. These PSUs were subject to the same earnings per share performance measures as applicable to other named executive officers. Mr. Robinson earned 70% of the annual PSUs based on company performance in fiscal 2015.

(7)
Represents PSUs issued to our executive officers under our Long Term Incentive Plan with a grant date value of two-times base salary and subject to three-year relative total shareholder return performance measures. Mr. Robinson was not eligible to receive an award of PSUs under the Long Term Incentive Plan in fiscal 2014 because he was not an executive officer at that time.

Michael Benedict, Chief Product Officer

	Fiscal 2014 Pay ($)		Fiscal 2015 Pay ($)(4)		Change
Target Cash Compensation	400,000		410,000		up 3%
Base Salary	260,000		270,000	(5)	up 4%
Target Bonus	140,000	(1)	140,000	(6)	—
Target Equity Compensation	840,000		890,000		up 6%
Target Annual Equity	320,000	(2)	350,000	(7)	up 17%
Target Long-Term Equity	520,000	(3)	540,000	(3)	—
Total Target Compensation	1,240,000		1,300,000		up 5%
_____________

(1)	Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Mr. Benedict earned no bonus in fiscal 2014.

(2)
50% of Mr. Benedict’s fiscal 2014 annual equity award was in the form of PSUs and 50% in the form of time-based RSUs. Mr. Benedict did not earn any of the annual PSUs based on company performance in fiscal 2014.

(3)
Represents PSUs issued to our executive officers under our Long Term Incentive Plan with a value of two-times base salary and subject to three-year relative total shareholder return performance measures.

(4)
In September 2014, Mr. Benedict became President, DCI Business Unit. We evaluated Mr. Benedict’s fiscal 2015 total target compensation against our compensation peer group, as to individual elements and as to total compensation to determine whether any changes should be made to his fiscal 2015 total target compensation. The changes to the individual elements of Mr. Benedict’s fiscal 2015 compensation shown in this column reflect this comparison as well as the increased responsibilities Mr. Benedict assumed as Business Unit President and internal pay equity considerations.

(5)
In January 2015, the Compensation Committee increased Mr. Benedict’s base salary from $260,000 to $270,000 to reflect market competitive levels. In January 2016, the Compensation Committee increased Mr. Benedict’s base salary to $310,000. The Compensation Committee approved this increase in light of Mr. Benedict’s increased responsibilities as a result of his promotion to Chief Product Officer in October 2015.

(6)
For fiscal 2015, as President of the DCI Business Unit, Mr. Benedict was subject to the DCI Business Unit Bonus Plan. Based on business unit performance under the DCI Business Unit Bonus Plan, Mr. Benedict earned 79% of his fiscal 2015 target bonus. In January 2016, Mr. Benedict’s target bonus was increased to $155,000.

(7)
60% of Mr. Benedict’s fiscal 2015 annual equity award was in the form PSUs and 40% in the form of time-based RSUs. Mr. Benedict earned 84% of the annual PSUs based on company performance in fiscal 2015.

Karen Tegan Padir, Former President, AD&D Business Unit

	Fiscal 2014 Pay ($)		Fiscal 2015 Pay ($)(4)		Change
Target Cash Compensation	495,000		495,000		—
Base Salary	330,000		330,000		—
Target Bonus	165,000	(1)	165,000	(5)	—
Target Equity Compensation	900,000		1,100,000		up 22%
Target Annual Equity	240,000	(2)	450,000	(6)	up 88%
Target Long-Term Equity	660,000	(3)	660,000	(3)	—
Total Target Compensation	1,395,000		1,605,000		up 16%
_____________

(1)	Represents cash payable upon achievement of target performance under our Corporate Bonus Plan. Based on company performance, Ms. Padir earned no bonus in fiscal 2014.

(2)
50% of Ms. Padir’s fiscal 2014 annual equity award was in the form of PSUs and 50% in the form of time-based RSUs. Ms. Padir did not earn any of the annual PSUs based on company performance in fiscal 2014.

(3)
Represents PSUs issued to our executive officers under our Long Term Incentive Plan with a grant date value of two-times base salary and subject to three-year relative total shareholder return performance measures. In October 2015, Ms. Padir’s employment terminated and, as a result, all of the PSUs issued under the Long Term Incentive Plan to Ms. Padir were canceled.

(4)
In September 2014, Ms. Padir became President, AD&D Business Unit. We evaluated Ms. Padir’s fiscal 2015 total target compensation against our compensation peer group, as to individual elements and as to total compensation to determine whether any changes should be made to her fiscal 2015 total target compensation. We determined that her target cash compensation was in line with the market data. However, we increased her target equity compensation to reflect the market data comparison as well as the increased responsibilities Ms. Padir assumed as Business Unit President and internal pay equity considerations.

(5)
For fiscal 2015, as President of the AD&D Business Unit, Ms. Padir was subject to the AD&D Business Unit Bonus Plan. Based on business unit performance under the AD&D Business Unit Bonus Plan, Ms. Padir earned 29% of her fiscal 2015 target bonus.

(6)
60% of Ms. Padir’s fiscal 2015 annual equity award was in the form PSUs and 40% in the form of time-based RSUs. Ms. Padir’s employment terminated in October 2015 and, as a result, she did not earn any PSUs based on company performance in fiscal 2015.

Cash Incentive Compensation
Annual Cash Bonus
It is our philosophy to base a significant portion of each executive officer’s total compensation opportunity on performance incentives. Our annual bonus plans are intended to motivate eligible participants toward overall business results, to tie their goals and interests to those of the company and its stockholders, and to enable the company to attract and retain highly qualified executives. These bonus plans are administered by our Compensation Committee.
The Compensation Committee sets the target annual cash incentive opportunity for fiscal 2015 (expressed as a percentage of base salary earned during the year) for each named executive officer in January 2015. In setting the target levels, the Compensation Committee considered each named executive officer’s fiscal 2015 target total cash opportunity against the peer group data provided by our independent compensation consultant, internal pay equity and the roles and responsibilities of the named executive officers. The Compensation Committee set the fiscal 2015 cash bonus targets for each of the named executive officers at the same percentage as their target opportunities in fiscal 2014 except with respect to Mr. Robinson, whose fiscal 2015 cash bonus target was increased to 50% of his base salary in connection with his promotion to Chief Technology Officer. The Compensation Committee believes that the target annual cash bonus opportunity should make up a larger portion of an executive officer’s total target cash compensation as the executive’s level of responsibility increases.
2015 Plan Design
In January 2015, the Compensation Committee approved the 2015 Corporate Bonus Plan and the Business Unit Bonus Plans. In fiscal 2015, Mr. Pead, Mr. Perkins and, following his appointment as Chief Technology Officer, Mr. Robinson, participated in our Corporate Bonus Plan. For fiscal 2015, personnel within our general and administrative functions (finance, legal, human capital and information technology) and corporate marketing participated in the Corporate Bonus Plan.
In fiscal 2015, Mr. Rulli, Mr. Benedict and Ms. Padir participated in Business Unit Bonus Plans, which tied participants’ annual cash bonus to both business unit and corporate objectives. For fiscal 2015, personnel within our product management, product marketing, and development functions participated in the applicable Business Unit Bonus Plan. By tying a significant portion of participants’ cash bonus to business unit objectives, this supported our goals in implementing our new organizational structure and ensured that personnel within each business unit were properly incentivized to drive performance within his/her business unit.
Consistent with prior years, the Compensation Committee adopted two plan metrics for the bonus plans, both of which would be utilized to determine funding and payout under the cash bonus plans. These two plan metrics were total non-GAAP corporate revenue and total adjusted non-GAAP operating income, with total non-GAAP corporate revenue being weighted 60% and total non-GAAP operating income weighted 40%. Each metric was measured separately and not impacted by performance with respect to the other metric. The performance measures selected for our cash bonus plans were designed to support our goals of expanding our non-GAAP operating income and achieving meaningful growth in total revenue, both of which would result in increased stockholder value.
For participants’ subject to a Business Unit Bonus Plan, such as Mr. Rulli, Mr. Benedict, and Ms. Padir, 50% of his or her bonus was tied to the corporate objectives of the Corporate Bonus Plan, and 50% was tied to non-GAAP revenue and operating margin metrics relating exclusively to the applicable business unit, with business unit non-GAAP revenue being weighted 60% and business unit operating margin weighted 40%.
Non-GAAP revenue differs from revenue determined under GAAP by including acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Non-GAAP operating income differs from operating income determined under GAAP by excluding amortization of acquired intangibles, stock-based compensation, restructuring and transition expense and acquisition-related expenses. We use non-GAAP measures to make operational and investment decisions because we believe the costs and expenses that we exclude from GAAP operating income are not tied to our core results. For these reasons, we use non-GAAP operating income as a performance goal.
For 2015, the Compensation Committee determined that, for purposes of earning any award under the Corporate and Business Unit Bonus Plans, it was necessary to achieve threshold total non-GAAP revenue and total non-GAAP operating income goals in excess of 95% of the corresponding goals in our 2015 operating plan and budget at both the corporate and business unit level. If the threshold goals were not achieved, none of the participants in the Corporate and Business Unit Bonus Plans would be eligible to earn any annual cash award. The steep entry point under the Corporate and Business Unit Bonus Plans were designed to ensure that no bonus would be earned if we did not exceed the total revenue and total non-GAAP operating income results achieved in 2014. Similarly, the slope of the targets was set such that our named executive officers could earn significantly higher than target bonuses for performance that exceeded our 2015 operating plan and budget although the maximum payout was capped at 150% of the target.
The targets established with respect to the total revenue goal reflected the challenge we faced in growing our core revenues while implementing a new strategy. The targets established with respect to the non-GAAP operating income metric were consistent with maintaining the strong operating margins we established in fiscal 2013.
Corporate Bonus Plan Criteria and Achievement
As shown in the table below, no portion of the annual bonus under the Corporate Bonus Plan would be earned by the named executive officers unless the threshold of $421 million in total non-GAAP revenue and $133 million in total non-GAAP operating income were achieved, at which point 50% of the bonus would be earned. Thereafter, up to the remaining 50% of the bonus could be earned based on the extent to which revenue between the threshold of $421 million and the target of $437 million and operating income between the threshold of $133 million and the target of $140 million were achieved. Additional amounts could be earned to the extent of overachievement, subject to the cap of 150% of target.
In September 2015, we lowered our revenue expectations for fiscal 2015 from our original fiscal 2015 budget and operating plan. As a result, our revised revenue outlook was below the threshold level of achievement under our fiscal 2015 Corporate Bonus Plan, meaning that participants would not earn any portion of their target bonus under the plan if we met our revised revenue outlook. In September 2015, at management’s recommendation, the Compensation Committee modified the Corporate Bonus Plan to lower the threshold level of performance to 40% (from 50%) to reflect the revised revenue outlook for fiscal 2015. This decision was made to lessen the adverse retention impact of our performance under the corporate business plan with respect to employees below the executive officer level. Accordingly, the Compensation Committee determined that this reduction in the threshold level of performance would not apply to Mr. Pead, Mr. Perkins or any of our other executive officers whose bonus was tied exclusively to the Corporate Bonus Plan.

2015 Annual Bonus Plan Criteria and Achievement (applicable to Named Executive Officers)

Metric	Threshold (50%)	Target (100%)	Maximum (150%)	Actual Achievement	Funding Percentage
Non-GAAP Corp. Revenue (1)	$421 million	$437 million	$453 million	$420 million	0%
Non-GAAP Operating Income (1)	$133 million	$140 million	$150 million	$132 million	0%
_____________
(1) Targets and actual achievement figures shown in the table above are based on budgeted exchange rates. For purposes of computing Non-GAAP Operating Income, bonus expense is added back to the Threshold, Target, Maximum, and Actual achievement amounts.
As shown in the table above, because we did not achieve at least threshold performance under either metric, no bonuses were earned or paid under the 2015 Corporate Bonus Plan to Mr. Pead, Mr. Perkins or any of our other executive offices subject to the Corporate Bonus Plan. Mr. Pead and Mr. Perkins also did not receive any portion of their target bonuses in fiscal 2014.
Business Unit Bonus Plan Criteria and Achievement
The tables below show the targets, slopes and achievement under the three Business Unit Bonus Plans and achievement with respect to the corporate objectives. The Compensation Committee did not reduce the threshold level of performance under the Business Unit Bonus Plans although it did apply the reduction for purposes of determining the funding percentage applicable to the corporate objectives under each Business Unit Bonus Plan.
Corporate Measures (applicable to Business Unit Plan Participants)

Metric	Threshold (40%)	Target (100%)	Maximum (150%)	Actual Achievement	Funding Percentage
Non-GAAP Corp. Revenue (1)	$417 million	$437 million	$453 million	$420 million	47%
Non-GAAP Operating Income (1)	$130 million	$140 million	$150 million	$132 million	49%
Corporate Measures Achievement Percentage					48%
_____________
(1) Targets and actual achievement figures shown in the table above are based on budgeted exchange rates. For purposes of computing Non-GAAP Operating Income, bonus expense is added back to the Threshold, Target, Maximum, and Actual achievement amounts.
2015 OpenEdge Business Unit Criteria and Achievement

Metric	Weight Factor	Threshold (50%)	Target (100%)	Maximum (150%)	Actual Achievement	Funding Percentage
Non-GAAP Revenue (1)	30%	$304 million	$314 million	$324 million	$303 million	0%
Operating Margin (1)	20%	$224 million	$230 million	$243 million	$225 million	58%
Corporate Measures	50%					48%
OpenEdge Business Unit Achievement Percentage						38%
_____________
(1) Targets and actual achievement figures shown in the table above are based on budgeted exchange rates.

2015 DCI Business Unit Criteria and Achievement

Metric	Weight Factor	Threshold (50%)	Target (100%)	Maximum (150%)	Actual Achievement	Funding Percentage
Revenue (1)	30%	$36 million	$38 million	$43 million	$38 million	108%
Operating Margin (1)	20%	$23 million	$24 million	$28 million	$24 million	115%
Corporate Measures	50%					48%
DCI Business Unit Achievement Percentage						79%
_____________
(1) Targets and actual achievement figures shown in the table above are based on budgeted exchange rates.
2015 AD&D Business Unit Criteria and Achievement

Metric	Weight Factor	Threshold (50%)	Target (100%)	Maximum (150%)	Actual Achievement	Funding Percentage
Revenue (1)	30%	$82 million	$86 million	$95 million	$79 million	0%
Operating Margin (1)	20%	$44 million	$46 million	$52 million	$40 million	0%
Corporate Measures	50%					48%
AD&D Business Unit Achievement Percentage						29%
_____________
(1) Targets and actual achievement figures shown in the table above are based on budgeted exchange rates.
Amounts Earned under the 2015 Corporate and Business Unit Bonus Plans
As shown in the 2015 Annual Bonus Plan Criteria and Achievement table on page 38, because we did not achieve at least threshold performance under either metric, no bonuses were earned or paid under the 2015 Corporate Bonus Plan to Mr. Pead and Mr. Perkins. The following table shows the bonuses earned by our named executive officers under the Corporate and Business Unit Bonus Plans in fiscal 2015.

Executive Officer	Target Annual Bonus ($)	Bonus Plan	Percentage of Target Actually Earned	Amount Earned ($)
Philip Pead	650,000	Corporate	0%	—
Chris Perkins	300,000	Corporate	0%	—
Jerry Rulli (1)	340,000	OpenEdge BU	38%	128,860
Matthew Robinson (2)	162,500	AD&D BU/Corporate	13%	20,735
Michael Benedict	140,000	DCI BU	79%	110,600
Karen Tegan Padir (3)	165,000	AD&D BU	29%	47,850
_____________

(1)	Mr. Rulli’s target annual bonus prior to July 2015 was $300,000. In July 2015, Mr. Rulli’s target annual bonus was increased to $340,000 in connection with his promotion to Chief Operating Officer.

(2)
Mr. Robinson was subject to the AD&D Business Unit Bonus Plan until May 2015 when he was promoted to Chief Technology Officer. Following his promotion, Mr. Robinson was subject to the Corporate Bonus Plan and his target annual bonus was increased to $162,500. The amounts shown in the table above for Mr. Robinson reflect the portion of his bonus he earned under the AD&D Business Unit Bonus Plan.

(3)
Ms. Padir received a portion of her target bonus pursuant to the separation agreement we entered into with Ms. Padir in connection with her employment in October 2015 based on the performance of the AD&D Business Unit Bonus Plan in fiscal 2015.

Other Cash Incentives
In December 2015, Mr. Robinson was awarded a discretionary cash bonus of $84,890 by the Compensation Committee. This cash bonus was part of a discretionary bonus pool adopted by the Compensation Committee at Mr. Pead’s recommendation to reward key employees for individual achievement in fiscal 2015. Mr. Robinson was the only named executive officer who received a cash bonus under this discretionary bonus pool. In recommending Mr. Robinson to receive a discretionary cash bonus, Mr. Pead considered the transition Mr. Robinson made to the Chief Technology Officer position and the role he played in further refining our strategic direction.
Equity Compensation
We use equity compensation to attract, retain, motivate and reward our named executive officers. We issue annual and new hire equity awards based on guidelines for awards commensurate with position levels and that reflect grant practices within our peer group and the broader software industry generally. The Compensation Committee reviews the mix of equity awards to our named executive officers on an annual basis.
During the past few years, the Compensation Committee has altered the mix of equity compensation to executive officers so that a greater proportion of equity compensation is awarded in the form of performance-based restricted stock units (PSUs) rather than time-based restricted stock units (RSUs).
PSUs are subject to performance criteria aligned with our business plan and are earned only to the extent the performance criteria are achieved, with any PSUs earned being subject to subsequent time-based vesting (one-third vests upon determination of achievement of the performance goals established for that year with the remaining two-thirds vesting over the next two years if the executive remains employed on each vesting date).
RSUs typically vest in six equal installments over three years beginning six months after issuance. In a volatile stock market, RSUs continue to provide value when stock options may not, which the Compensation Committee believes is useful in retaining talented executives in unpredictable economic times.
Target Value and Award Determination
The Compensation Committee’s decisions regarding the amount and type of equity incentive compensation, the allocation of equity and relative weighting of these awards within total executive compensation have been based on advice provided by our external compensation consultant and the Compensation Committee’s understanding and individual experiences with market practices of similarly-situated companies. Equity-based incentive awards are intended to be the longer-term components of our overall executive compensation program and are designed to encourage performance by our executive officers over several years.
To determine the size of the equity awards, the Compensation Committee first determined the total number of shares that would be available for the annual equity awards to all proposed recipients. The total number of shares was determined by consideration of the potential dilution to our stockholders and average burn rate of other companies in our industry. The Compensation Committee utilized the grant data from the peer group and other information provided by Towers Watson to assist it in determining the size of the overall equity pool for our company as well as the individual grants to the named executive officers.
To determine the size of the individual annual equity awards, the Compensation Committee, with the assistance of data provided by Towers Watson, compared the long-term equity incentive compensation levels of our executives with similar positions within our peer group and survey data to determine the long-term equity incentive compensation amount for each executive. The Compensation Committee evaluated the total value delivered by the annual equity grant against the average of the 50th and the 75th percentile of the value of long-term incentive compensation of our peer group and broader software industry. In finalizing the amounts of the fiscal 2015 annual equity awards, the Compensation Committee considered this market data, Mr. Pead’s recommendations, the burn rate of the executive grants, and the degree to which those amounts would be aligned with our goals of motivating and retaining key employees. With respect to Mr. Pead, the Compensation Committee considered Mr. Pead’s recommendation that his fiscal 2015 annual equity award be reduced by two-thirds in light of our company performance in fiscal 2014, including as compared to our peer companies.
Long-Term Incentive Plan
Beginning in 2014, the Compensation Committee made fundamental changes to the equity program applicable to our named executive officers. In January 2014, the Compensation Committee approved a new long-term equity incentive compensation plan consisting of the grant of PSUs, the vesting of which would be entirely based on performance over a three-year measurement period. In January 2015, the Compensation Committee approved a second award of PSUs under the LTIP.
The number of PSUs awarded was equal to two times each recipient’s base salary. The number of shares actually earned is determined by comparing our relative total stockholder return (TSR) for the relevant period to the relative TSR of the component companies of the NASDAQ Software Index.
Under the LTIP, participants can earn between 0% and 200% (the payout cap under the LTIP) of the target amount of PSUs. The cumulative three-year TSR measure compares the TSR of our common stock against the TSR of companies included in the NASDAQ Software Index as of December 1, 2014 during the course of the three-year period. As shown in the table below, none of the PSUs will be earned unless we outperform the median of the index.

Relative Performance (TSR Percentile Rank)	% of Target PSU Earned
Less than 50th Percentile	0%
60th Percentile	50%
70th Percentile	100%
80th Percentile	150%
90th Percentile	200% (Maximum)
Awards interpolated for performance within stated percentiles
Additionally, regardless of our relative position with respect to the NASDAQ Software Index, the award will be reduced by 50% if our absolute TSR over the measurement period is negative.
The PSUs align our named executive officers’ interests with those of our stockholders over the long term, while also providing key retention incentives, as the shares will only be awarded if a named executive officer remains with our company for the entire three-year measurement period. Moreover, the economics of the LTIP will result in strengthened retention incentives for our named executive officers during periods over which we are delivering favorable returns to our investors.
For illustrative purposes only, based on the price of our common stock for the thirty-day trading period ending November 30, 2015, the end of our fiscal 2015, our TSR compared to the NASDAQ Software Index for the same period would have placed us below the 50th percentile, meaning that none of the 2014 and 2015 PSUs awarded as the LTIP would have been earned. Because the LTIP is based on a three-year performance period, none of the 2015 PSUs will be able to be earned until the performance period closes at the end of our 2017 fiscal year.
2015 Annual Equity Program
Simultaneously with the adoption of the LTIP, the Compensation Committee also determined that our named executive officers should receive an annual equity award separate from the LTIP. Consistent with prior years, these annual awards consisted of time-based RSUs and performance-based PSUs tied to one-year performance measures consistent with our 2015 financial objectives and three-year vesting. In contrast to the LTIP, which provides incentives for delivering favorable returns to investors over a multi-year period, the Compensation Committee viewed the award of PSUs tied to 2015 financial objectives as an important component of our pay for performance philosophy during a time of transition in our strategy.
For 2015, the Compensation Committee made the following modifications to the annual equity awards issued to our named executive officers:

•	The size of the annual equity awards was reduced.

•
At his recommendation, Mr. Pead’s annual equity award was reduced by two-thirds from his 2014 award. In fiscal 2015, Mr. Pead received an annual equity award of $1.2 million from $3.5 million, the value of his 2014 annual equity award.

•	The proportion of equity compensation awarded in the form of PSUs was increased from 50% to 60%.

•	The performance metric applicable to the annual PSUs was earnings per share, which is a separate metric from the metrics used for the Corporate Bonus Plan.
2015 Annual PSU Program. In January 2015, the Compensation Committee adopted the metric that would apply to the Annual PSUs. The Compensation Committee determined to utilize earnings per share, a different metric than utilized under the Corporate Bonus Plan.

Metric	Threshold (50%)	Target (100%)	Maximum (150%)	Actual Achievement	Funding Percentage
Non-GAAP Earnings Per Share	$1.68	$1.77	$1.94	$1.74	84%
A reconciliation between the Non-GAAP measures and GAAP results is located in Appendix B at the end of this proxy statement. For purposes of computing Non-GAAP earnings per share, bonus expense is added back to the Threshold, Target, Maximum, and Actual achievement amounts.
PSUs Earned under the 2015 Annual PSU Program. The following table shows the portion of the 2015 Annual PSU award earned by our named executive officers. Once the number of PSUs earned is determined, one-third vest on April 1, 2016 and the remainder vest in six-month installments over two years.

Performance-Based Annual Equity Earned for Fiscal 2015

Executive Officer	Target PSU Value ($)	Target PSUs (#) (1)	PSU Value Earned at 84% ($)	PSUs Earned (#)(2)
Philip M. Pead	720,000	26,154	604,752	21,967
Chris E. Perkins	300,000	11,633	251,917	9,768
Jerry Rulli (3)	500,000	19,388	419,964	16,284
Matthew Robinson	250,000	8,971	174,679	6,091
Michael Benedict	210,000	8,143	176,300	6,836
Karen Tegan Padir (4)	270,000	10,470	—	—
_____________

(1)
Target PSUs was determined by dividing Target PSU Value by our closing price on the date of issuance, which (i), in the case of Mr. Pead, was $27.53 on March 2, 2015, (ii), in the case of Mr. Perkins, Mr. Rulli, Mr. Benedict and Ms. Padir was $25.79 on January 29, 2015, and (iii), in the case of Mr. Robinson was $25.01 on January 15, 2015, with respect to 3,999 PSUs, and $30.16 on July 6, 2015, with respect to 4,972 PSUs. Mr. Pead’s PSU award was approved by the Compensation Committee on January 29, 2015 and ratified by the Board of Directors on March 2, 2015. The Compensation Committee approved fiscal 2015 compensation and equity awards applicable to executive officers on January 29, 2015. Mr. Robinson initially received a PSU award on January 15, 2015, which was the date we issued fiscal 2015 equity awards to non-executives. Mr. Robinson received an additional PSU award in July 2015 following his promotion to Chief Technology Officer in May 2015.

(2)
Except in the case of Mr. Robinson, the number of PSUs earned for fiscal 2015 performance was determined by multiplying the Target PSUs by 84%. Mr. Robinson was promoted to Chief Technology Officer in May 2015. Mr. Robinson received a PSU award in January 2015 and an additional PSU award in July in connection with his promotion to Chief Technology Officer. The PSUs awarded in January 2015 were subject to the same performance measures as our Corporate Bonus Plan, with 48% of those PSUs being earned. The PSUs awarded in July were subject to the same earnings per share performance measures as applicable to other named executive officers, with 84% of those PSUs being earned. On a blended basis, Mr. Robinson earned 70% of the annual PSUs based on company performance in fiscal 2015.

(3)	PSUs awarded as part of new hire equity award.

(4)	Ms. Padir’s employment terminated in October 2015. As a result, Ms. Padir did not earn any portion of her Annual PSU award in fiscal 2015.
2015 Annual RSU Program
Recognizing that a substantial portion of our named executive officers’ compensation is performance-based, and therefore, inherently at risk, the Compensation Committee granted time-based RSUs to our named executive officers in order to promote retention and continuity in our business during periods where our executives may not realize any value from other forms of performance-based compensation. These RSUs vest in six-month installments over three years.

Other Executive Compensation Matters
Timing of Equity Grants
We do not time grants either to take advantage of a depressed stock price or in anticipation of an increase in stock price and have limited the amount of discretion that can be exercised in connection with the timing of awards. We generally make awards only on pre-determined dates to ensure that awards cannot be timed to take advantage of material non-public information.
Equity awards may be made only by the Compensation Committee. The Compensation Committee makes awards only at Committee meetings and awards are generally not effective in trading blackout periods (the period encompassing ten days prior to the end of each fiscal quarter through 48 hours after the earnings for that quarter are announced).
Stock Ownership Guidelines
In January 2013, our Board of Directors adopted revised stock ownership guidelines for non-employee directors. These guidelines provide for all non-employee directors to hold an amount of our common stock, restricted shares, stock options and/or deferred stock units having a value equal to at least three times the annual cash retainer ($50,000). Directors have five years to attain this ownership threshold. Our Corporate Governance Guidelines require that our executive officers maintain direct ownership of at least 1,000 shares of our common stock.

Compensation Recovery Policy
We have adopted a clawback policy providing that in the event of a material restatement of financial statements triggered by executive-level misconduct, we may require that the bonuses and other incentive compensation paid to that executive be forfeited. The amount of incentive compensation subject to recovery would be the amount in excess of what the executive officer would have earned in accordance with the restatement, as determined by the Compensation Committee.
Hedging and Pledging Policy
Our policies explicitly prohibit our directors and executive officers from “hedging” their ownership by engaging in short sales or trading in any derivatives involving our securities. Our policies also prohibit our directors and executive officers from “pledging” their ownership by holding our stock in a margin account or pledging our stock as collateral for a loan.
Tax and Accounting Considerations and Compensation Recovery Policies
Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that public companies may deduct in any one year with respect to certain of their named executive officers. Certain performance-based compensation approved by stockholders is not subject to this deduction limit. The Compensation Committee’s strategy in this regard is to be cost and tax effective. Therefore, the Compensation Committee intends to preserve corporate tax deductions, while maintaining the flexibility in the future to approve arrangements that it deems to be in our best interests and the best interests of our stockholders and so we may pay compensation to our executive officers that is not deductible.
Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Our severance and change in control agreements described below, including the Employee Retention and Motivation Agreements we entered into with our named executive officers, contain provisions that are intended to either avoid the application of Section 409A or, to the extent doing so is not possible, comply with the applicable Section 409A requirements. The Compensation Committee has the sole discretion to change the severance guidelines applicable to executive officers to the extent necessary to avoid the application of Section 409A or comply with applicable Section 409A requirements.
Accounting for Stock-Based Compensation. Stock-based compensation expense reflects the fair value of stock- based awards measured at the grant date and recognized over the relevant service period. We estimate the fair value of each stock-based award on the measurement date using either the current market price of the stock, the Black-Scholes option valuation model, or the Monte Carlo Simulation valuation model.

Compensation Committee Report
This report is submitted by the Compensation Committee of our Board of Directors. The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this proxy statement and discussed it with management. Based on that review and discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and.
No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, through any general statement incorporating by reference in its entirety the proxy statement and in which this report appears, except to the extent that the company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.
Respectfully submitted by the Compensation Committee,

David A. Krall, Chairman
John R. Egan
Charles F. Kane

Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee during fiscal 2015 were Messrs. Egan, Kane, and Krall. Messrs. Egan, Kane, and Krall are not, nor have they ever been, an officer or employee of our company or of any of its subsidiaries, or had any relationship with us requiring disclosure in this proxy statement and. There are no compensation committee interlocks amongst any of our directors.

Analysis of Risk Associated with Our Compensation Plans
In setting compensation, the Compensation Committee considers the risks to our stockholders and to the achievement of our goals that may be inherent in the compensation plans and programs for all employees, including our executives. When evaluating our executive compensation program, the Compensation Committee considers whether the program is based on the appropriate philosophy, benchmarked against the appropriate peer group and balanced between long and short-term performance targets, company and individual performance. Although a significant portion of our executives' compensation is performance-based and “at-risk,” we believe our compensation plans and programs are appropriately structured so as not to encourage our employees to take excessive or unreasonable risks.
We considered the following elements of our compensation plans and policies when evaluating whether such plans and policies are structured to encourage our employees to take unreasonable risks:

•	A detailed planning process with executive or Compensation Committee oversight exists for all compensation programs.

•	The proportion of an employee’s performance-based pay increases as the responsibility and potential impact of the employee’s position increases, which structure is in line with market practices.

•
Compensation consists of both fixed and variable components. The fixed portion (i.e., base salary) and variable portion (i.e., performance-based bonus and equity awards) provide a mix of compensation intended to produce corporate performance without encouraging excessive risks.

•	We set performance goals that we believe are aggressive and consistent with building long-term shareholder value.

•	We use consistent corporate performance metrics from year-to-year rather than changing the metric to take advantage of changing market conditions.

•
Our short-term incentive plans are capped as to the maximum potential payout, which we believe mitigates excessive risk taking by limiting bonus payments even if we dramatically exceed the performance targets.

•
We use a combination of PSUs and RSUs for equity awards because RSUs retain value even in a depressed market, which makes our executives less likely to take unreasonable risks to earn PSU awards or get, or keep, stock options “in-the-money.”

•	The time-based vesting for RSUs (including a portion of PSU awards earned) ensures that our executives' interests align with those of our stockholders for the long-term performance of our company.

•
Assuming achievement of at least a minimum level of performance, payouts under our performance-based plans result in some compensation at levels below full target achievement, rather than an “all-or-nothing” approach.

•	In accordance with our written stock option grant policy, all equity grants must occur at a meeting of the Compensation Committee and management has no authority to issue equity.

•	The Compensation Committee retains and does not delegate any of its power to determine matters of executive compensation.

•	We maintain a system of controls and procedures designed to ensure that amounts are earned and paid in accordance with our plans and programs.

•
We do not allow our executives and directors to hedge their exposure to ownership of, or interest in, our stock. We also do not allow them to engage in speculative transactions with respect to our stock.

Summary of Executive Compensation
The following table sets forth certain information with respect to compensation for the fiscal years ended November 30, 2015, 2014, and 2013, earned by:

(a)	Mr. Pead, who served as Chief Executive Officer during fiscal 2015.

(b)	Mr. Perkins, who served as our Chief Financial Officer during fiscal 2015.

(c)	Mr. Robinson, Mr. Rulli, and Mr. Benedict, who were our three other most highly compensated executive officers.

(d)	Ms. Padir, who would have been one of our three other most highly compensated executive officers had her employment not terminated in October 2015.

SUMMARY COMPENSATION TABLE - FISCAL YEARS 2015, 2014, AND 2013

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Philip Pead, President & Chief Executive Officer(5)	2015 2014 2013	$650,000 650,000 637,885	$— — —	$2,247,370 2,537,218 12,738,276	$— — —	$— — —	$103,836 103,678 96,074	$3,001,206 3,290,896 14,239,235

Chris Perkins, Chief Financial Officer(6)	2015 2014 2013	375,000 375,000 331,730	— — —	1,138,835 804,170 4,082,176	— — —	— — 293,868	126,561 126,404 115,057	1,640,396 1,305,574 4,822,831

Jerry Rulli, Chief Operating Officer(8)	2015	369,808	—	1,061,082	—	128,860	8,532	1,568,282

Matthew Robinson, Chief Technology Officer(7)	2015	282,401	—	928,629	—	105,625	8,078	1,324,733

Michael Benedict, Chief Product Officer(9)	2015	268,077	—	810,894	—	110,600	8,348	1,197,918

Karen Tegan Padir, President, AD&D Business Unit(10)	2015 2014	298,269 330,000	—	180,014 519,676	—	47,850 —	55,953 8,275	582,086 857,951
______________

(1)
These amounts do not reflect the actual economic value realized by the named executive officer. In accordance with FASB ASC Topic 718, we estimate the fair value of each stock-based award on the measurement date using either the current market price of the stock or the Monte Carlo Simulation valuation model, assuming the probable outcome of related performance conditions at target levels. See the description of our 2015 Annual Equity Program described in “Compensation Discussion and Analysis” in this proxy statement.

(2)
Represents the grant date fair value of options on the date of grant. The grant date fair value of our options is equal to the number of shares subject to the option multiplied by the fair value of our options on the date of grant determined using the Black-Scholes option valuation model. The methodology and assumptions used to calculate the Black-Scholes value of our options are described in Note 12 of the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended November 30, 2015.

(3)
Except as described in Note 7 below, the amounts listed reflect the amounts earned under our Corporate and Business Unit Bonus Plans as described in “Compensation Discussion and Analysis” in this proxy statement. For all individuals, bonus payments were accrued and earned in the year indicated and paid in the succeeding fiscal year.

(4)	Amounts listed in this column for 2015 include:

Name	Company Contributions (401(k))	Insurance Premiums	Taxable Relocation	Termination Related
Mr. Pead	$7,950	$728	$95,158	$—
Mr. Perkins	7,950	547	118,064	—
Mr. Robinson	7,605	473	—	—
Mr. Rulli	7,950	582	—	—
Mr. Benedict	7,954	394	—	—
Ms. Padir	7,950	407	—	47,596

Included in the amounts shown under the column “Taxable Relocation” with respect to Mr. Pead and Mr. Perkins are taxes paid by us on behalf of Mr. Pead and Mr. Perkins relating to taxable commuting expenses incurred by Mr. Pead and Mr. Perkins and reimbursed by us during 2015. Included in the column “Termination Related” with respect to Ms. Padir are amounts paid to Ms. Padir upon termination of employment as described in Note 10 below.

(5)
On December 7, 2012, Mr. Pead became our President and Chief Executive Officer. The amount shown in the Stock Awards column for 2013 with respect to Mr. Pead includes the grant date fair value of 1,480 RSUs Mr. Pead was awarded in January 2013 in connection with his service as Executive Chairman from October 2012 until November 2012.

(6)
Mr. Perkins became our Chief Financial Officer on February 1, 2013. The amounts shown for Mr. Perkins in 2013 are base salary and non-equity incentive plan compensation for the period from February 1, 2013 until November 30, 2013. In March 2016, Mr. Perkins announced his retirement, which will be effective after a transition period.

(7)
On May 1, 2015, Mr. Robinson became our Chief Technology Officer. Mr. Robinson was not a named executive officer in fiscal 2014 or fiscal 2013. Included in “Non-Equity Plan Incentive Compensation” for Mr. Robinson is a discretionary cash bonus of $84,890 paid to Mr. Robinson for individual achievement in fiscal 2015. Excluded from Mr. Robinson’s fiscal 2015 compensation is an earn-out payment subject to milestones of $1,366,504 in connection with our acquisition of Rollbase, of which Mr. Robinson was the founder, Chief Executive Officer and a stockholder, in fiscal 2014.

(8)	On July 1, 2015, Mr. Rulli became our Chief Operating Officer. Mr. Rulli was not a named executive officer in fiscal 2014 or fiscal 2013.

(9)	On October 1, 2015, Mr. Benedict became our Chief Product Officer. Mr. Benedict was not a named executive officer in fiscal 2014 or fiscal 2013.

(10)
Ms. Padir was not a named executive officer in fiscal 2013. In October, 2015, Ms. Padir’s employment with our company terminated. The amount shown in the Summary Compensation Table under “All Other Compensation” applicable to Ms. Padir is severance paid to her between October 16, 2015 and November 30, 2015 pursuant to the terms of the severance agreement we entered into with Ms. Padir in connection with her termination of employment. See “Severance and Change in Control Agreements.”

Grants of Plan-Based Awards

GRANTS OF PLAN-BASED AWARDS TABLE - 2015

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Stock Awards: Number of Securities Underlying Options	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)(3)	Target (#)(2)(3)	Maximum (#)(2)(3)	(#)(4)	(#)	($)(5)
Philip Pead	—	325,000	650,000	1,300,000	—	—	—	—	—	—
	3/2/2015	—	—	—	13,077	26,154	52,308	—	—	720,020
	3/2/2015	—	—	—	23,611	47,222	94,444	—	—	1,300,022
	3/2/2015	—	—	—	—	—	—	17,436	—	480,013
Chris Perkins	—	150,000	300,000	600,000	—	—	—	—	—	—
	1/29/2015	—	—	—	5,817	11,633	23,326	—	—	300,015
	1/29/2015	—	—	—	14,541	29,082	58,164	—	—	750,025
	1/29/2015	—	—	—	—	—	—	7,755	—	200,001
Jerry Rulli	—	170,000	340,000	680,000	—	—	—	—	—	—
	1/29/2015	—	—	—	9,694	19,388	38,776	—	—	500,017
	1/29/2015	—	—	—	13,572	27,143	54,286	—	—	700,018
Matthew Robinson	—	81,250	162,500	325,000	—	—	—	—	—	—
	1/15/2015	—	—	—	2,000	3,999	7,998	—	—	100,015
	1/15/2015	—	—	—	—	—	—	3,999	—	100,015
	7/6/2015	—	—	—	2,486	4,972	9,944	—	—	150,005
	7/6/2015	—	—	—	10,773	21,545	43,090	—	—	650,013
	7/6/2015	—	—	—	—	—	—	3,315	—	100,032
Michael Benedict	—	70,000	140,000	280,000	—	—	—	—	—	—
	1/29/2015	—	—	—	4,072	8,143	16,286	—	—	210,008
	1/29/2015	—	—	—	10,470	20,939	41,878	—	—	540,017
	1/29/2015	—	—	—	—	—	—	5,429	—	140,014
Karen Tegan Padir	—	82,500	165,000	330,000	—	—	—	—	—	—
	1/29/2015	—	—	—	5,235	10,470	20,940	—	—	270,021
	1/29/2015	—	—	—	12,796	25,592	51,184	—	—	660,018
	1/29/2015	—	—	—	—	—	—	6,980	—	180,014
______________

(1)
These columns indicate the range of payouts targeted for fiscal 2015 performance under our Corporate Bonus Plan as described in “Compensation Discussion and Analysis” in this proxy statement. The actual payout with respect to fiscal 2015 for each named executive officer is shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

(2)
The second row of these columns with respect to each named executive officer indicates the range of payouts with respect to performance share units subject to fiscal 2015 performance criteria and subsequent time-based restrictions. These performance shares units could be earned only to the extent the established criteria were met. For Mr. Robinson, the second and fourth rows of these columns indicate the range of payouts with respect to performance share units subject to 2015 performance criteria and subsequent time-based restrictions. Mr. Robinson received an award of performance share units in January 2015 prior to his promotion to Chief Technology Officer and received a second award of performance share units subject to fiscal 2015 performance criteria in July 2015 following his promotion.

(3)
The third row of these columns with respect to each named executive officer, except for Mr. Robinson, represents performance share units awarded under our Long Term Incentive Plan. For Mr. Robinson, the fifth row of these columns represents performance share units awarded under our Long Term Incentive Plan. These columns show the performance share units that could be earned at threshold, target and maximum levels of performance. If we do not achieve the threshold performance metric, zero performance share units will be earned. Because the LTIP is based on a three-year performance period, none of the performance share units will be earnable until the performance period closes following our 2017 fiscal year. See “Compensation Discussion and Analysis” section of this proxy statement for additional discussion of the LTIP.

(4)
Represents RSUs that vest, so long as the executive continues to be employed with us, in six equal installments over three years beginning approximately six months after date of issuance. Dividends are not payable on unvested RSUs.

(5)
Represents the grant date fair value of the award, which is equal to the number of RSUs granted multiplied by the closing price of our stock on the grant date. In the case of PSUs, represents the number of PSUs granted at target performance multiplied by the closing price of our stock on the date awarded. The closing price of our stock on (i) January 15, 2015 was $25.01, (ii) January 29, 2015 was $25.79, (iii) March 2, 2015 was $27.53, and (iv) July 6, 2015 was $30.17.

Narrative Summary to Summary Compensation Table and Grants of Plan-Based Awards in 2015 Table
The material terms of our named executive officers’ annual compensation, including base salaries, cash incentive plan, annual PSU program, time-based RSUs, and Long Term Incentive Plan and the explanations of the amounts of salary, cash incentives, and equity values in proportion to total compensation are described under “Compensation Discussion and Analysis” in this proxy statement.
As discussed in greater detail in “Compensation Discussion and Analysis,” the 2015 non-equity incentive awards were granted pursuant to the Fiscal 2015 Corporate Bonus Plan, in the case of Mr. Pead, Mr. Perkins and, following his appointment as Chief Technology Officer, Mr. Robinson, and the Fiscal 2015 Business Unit Bonus Plans, in the case of Mr. Rulli, Mr. Robinson (until his promotion to Chief Technology Officer), Mr. Benedict, and Ms. Padir, in each case, with amounts to be earned based on the achievement of certain financial targets. In 2015, we did not achieve the financial targets under the Corporate Bonus Plan and, as a result, Mr. Pead and Mr. Perkins did not earn any portion of their non-equity incentive awards.
As discussed in greater detail in “Compensation Discussion and Analysis,” the PSUs awarded as the 2015 PSU Award were subject to the achievement of certain one-year financial targets.
As discussed in greater detail in “Compensation Discussion and Analysis,” the PSUs awarded under the Long Term Incentive Plan will be earned based on the results achieved during the three year performance period as determined following our 2017 fiscal year, contingent upon each named executive officer’s continued service.
The RSUs granted to our named executive officers at the outset of 2015 vest in equal installments every six months over three years, subject to continued employment. There is no purchase price associated with performance share or RSU awards. We did not pay dividends on our common stock during 2015.

Outstanding Equity Awards
The following table sets forth certain information with respect to the outstanding equity awards at November 30, 2015 for each of the named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2015

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercisable Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Name	Exercisable	Unexercisable
Philip Pead
	15,069	—	20.73	10/14/2018
					268,512	6,441,603
Chris Perkins
	—	—	—	—
					114,582	2,748,822
Jerry Rulli
	—	—	—	—
					60,232	1,444,966
Matthew Robinson
	—	—	—	—
					40,302	966,845
Michael Benedict
	4,500	—	21.32	4/26/2017
	1,500	—	29.64	4/27/2018
					63,044	1,512,426
Karen Tegan Padir (3)
	—	—	—	—	—	—
______________

(1)	The unvested shares shown in this column are RSU awards that are subject to time-based vesting and PSU awards that are subject to performance-based and time-based vesting.

(2)	The market value of unvested RSUs and PSUs was calculated as of November 30, 2015 based on closing price of our common stock on NASDAQ of $23.99 on that date.

(3)	Ms. Padir’s employment with our company terminated on October 16, 2015. As of November 30, 2015, Ms. Padir did not hold any stock options or unvested stock.

Option Exercises and Stock Vested
The following table sets forth certain information regarding the number of stock options exercised and RSUs that vested in the fiscal year ended November 30, 2015 under our equity incentive plans and the corresponding amounts realized by the named executive officers. The value realized on exercise for stock option awards is calculated as the difference between the closing price of our common stock on the NASDAQ Global Select Market on the exercise date and the exercise price of the applicable stock option award. The value realized on vesting for RSUs is calculated as the product of the number of shares subject to the RSUs that vested and the closing price of our common stock on the NASDAQ Global Select Market on the vesting date.

Option Exercises and Stock Vested - Fiscal 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Philip Pead	—	—	206,053	$5,388,022
Chris Perkins	—	—	63,362	1,656,587
Jerry Rulli	—	—	6,850	179,179
Matthew Robinson	—	—	3,311	86,192
Michael Benedict	6,669	69,657	14,112	369,926
Karen Tegan Padir	—	—	29,415	755,366

Severance and Change in Control Agreements
We have agreements with, or guidelines applicable to, our executive officers that provide the benefits described below in connection with certain terminations of employment or a change in control of our company. We do not provide excise tax gross-ups to our executive officers under these or any other agreements.
Mr. Pead's Executive Employment Agreement
In connection with his appointment as our President and Chief Executive Officer, we and Mr. Pead entered into an employment agreement, effective as of December 7, 2012, setting forth Mr. Pead's compensation and certain other terms. Mr. Pead's employment agreement provides that in the event that his employment is terminated as a result of an “involuntary termination,” he will be entitled to:

•	the payment of cash severance equal to 18 months of total target cash compensation as of the date of termination, which will be paid over 18 months;

•	the continuation, for a period of 18 months, of benefits that are substantially equivalent to the benefits (medical, dental, and vision) that were in effect immediately prior to termination; and

•	18 months of acceleration of unvested stock options and RSUs.
Receipt of the severance and benefits is subject to the execution of a standard separation and release agreement. Separation payments upon any involuntary termination within twelve months following a change in control would be governed by the Employee Retention and Motivation Agreement described below and not by Mr. Pead's employment agreement.
An “involuntary termination” is defined in the employment agreement as a termination of employment by us other than for cause, disability or death or a termination by Mr. Pead as a result of certain events occurring without his consent such as an assignment to him of duties, a significant reduction of his duties, either of which is materially inconsistent with his position prior to the assignment or reduction, or the removal of Mr. Pead from that position, a material reduction in Mr. Pead's base salary or target bonus, a relocation of Mr. Pead to a facility or location more than fifty miles from his then present location, or a material breach of the employment agreement by us.
Mr. Pead's employment agreement also includes non-competition and related covenants. The non-competition covenant will be in effect for the duration of the period in which severance and other benefits are paid. The non-competition covenant relates to certain businesses with similar product areas and activities as our company.
Mr. Pead's Employee Retention and Motivation Agreement
We and Mr. Pead have also entered into an Employee Retention and Motivation Agreement (“Pead ERMA”), which provides certain compensation and benefits if his employment is involuntarily terminated within 12 months of a change in control of our company. If an involuntary termination of Mr. Pead's employment occurs under other circumstances, the severance terms of his employment agreement, as described above, would control and not the Pead ERMA.
Change in Control Benefits. Under the Pead ERMA, upon a change in control of our company, Mr. Pead would be entitled to:

•	the payment of his annual target cash bonus on a pro-rata basis with respect to the elapsed part of the relevant fiscal year; and

•
accelerated vesting of all unvested stock options and RSUs, unless the acquirer assumes all such options and restricted equity. If such outstanding stock options and shares of restricted equity held by Mr. Pead are continued by us or assumed by our successor entity, then vesting will continue in its usual course.

Involuntary Termination Following Change in Control. In the event of an involuntary termination within twelve (12) months following a change in control, Mr. Pead would be entitled to:

•	the payment of cash severance equal to 18 months of total target cash compensation as of the date of termination, which will be paid over 18 months;

•	the continuation, for a period of 18 months, of benefits that are substantially equivalent to the benefits (medical, dental, and vision) that were in effect immediately prior to termination; and

•	accelerated vesting of all unvested stock options and RSUs.
In the event that any amounts provided for under the Pead ERMA or otherwise payable to Mr. Pead would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and be subject to the related excise tax, Mr. Pead would be entitled to receive either full payment of the benefits under the agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greatest amount of after-tax benefits to Mr. Pead.
Mr. Perkins’ Executive Employment Agreement
In connection with his appointment as our Chief Financial Officer, we and Mr. Perkins entered into an employment agreement, effective as of February 1, 2013, setting forth Mr. Perkins’ compensation and certain other terms. Mr. Perkins’ employment agreement provides that in the event that his employment is terminated as a result of an “involuntary termination,” he will be entitled to:

•	the payment of cash severance equal to 12 months of total target cash compensation as of the date of termination, which will be paid over 12 months;

•	the continuation, for a period of 12 months, of benefits that are substantially equivalent to the benefits (medical, dental, and vision) that were in effect immediately prior to termination; and

•	12 months of acceleration of unvested stock options and RSUs.
Receipt of the severance and benefits is subject to the execution of a standard separation and release agreement. Separation payments upon any involuntary termination within twelve months following a change in control would be governed by the Employee Retention and Motivation Agreement described below and not by Mr. Perkins’ employment agreement.
An “involuntary termination” is defined in the employment agreement as a termination of employment by us other than for cause, disability or death or a termination by Mr. Perkins as a result of certain events occurring without his consent such as an assignment to him of duties, a significant reduction of his duties, either of which is materially inconsistent with his position prior to the assignment or reduction, or the removal of Mr. Perkins from that position, a material reduction in Mr. Perkins’ base salary or target bonus, a relocation of Mr. Perkins to a facility or location more than fifty miles from his then present location, or a material breach of the employment agreement by us.
Mr. Perkins’ employment agreement also includes non-competition and related covenants. The non-competition covenant will be in effect for the duration of the period in which severance and other benefits are paid. The non-competition covenant relates to certain businesses with similar product areas and activities as our company.
In March 2016, Mr. Perkins announced his retirement, which will be effective after a transition period. Mr. Perkins will not receive any of the severance and benefits described above in connection with his retirement.
Ms. Padir’s Executive Severance Agreement
On October 16, 2015, Ms. Padir’s employment terminated and, in connection with that termination, we entered into an executive severance agreement with Ms. Padir. Consistent with the Executive Severance Policy described below, Ms. Padir severance agreement provided for:

•	the payment of cash severance equal to 12 months of her total target cash compensation as of the date of termination, which will be paid over 12 months;

•	the continuation, for a period of 12 months, of benefits that are substantially equivalent to the benefits (medical, dental, and vision) that were in effect immediately prior to termination; and

•	12 months of acceleration of unvested and RSUs.
Ms. Padir’s severance agreement included a release of claims, non-competition, non-disparagement, and related covenants. In connection with her termination of employment, all PSUs awarded to Ms. Padir relating to fiscal 2015 or under our Long Term Incentive Plan were canceled.
Executive Severance Guidelines
We have adopted severance guidelines applicable to our executive officers, including the named executive officers other than Mr. Pead and Mr. Perkins. Any severance payable to Mr. Pead or Mr. Perkins is governed by the employment agreements described above. Our executive severance guidelines provide that upon an involuntary termination and the execution of a standard release of claims, an executive officer is entitled to:

•	the payment of cash severance equal to 12 months of total target cash compensation as of the date of termination, which will be paid over 12 months;

•	the continuation, for a period of 12 months, of benefits that are substantially equivalent to the benefits (medical, dental, and vision) that were in effect immediately prior to termination; and

•	12 months of acceleration of unvested stock options and RSUs.
Severance payments and benefits upon any involuntary termination within 12 months following a change in control are governed by the Employee Retention and Motivation Agreement described below.
The payment of severance and other benefits is conditioned upon the executive agreeing to non-competition, non-disparagement and related covenants. The non-competition covenant would be in effect for one year following the termination of employment. In connection with the termination of employment of an executive officer, all PSUs awarded to that executive officer relating to annual performance or under our Long Term Incentive Plan are canceled.
Other Employee Retention and Motivation Agreements
In addition to the agreement with Mr. Pead, we have entered into an ERMA with each of the other named executive officers. Each agreement is substantially identical to the Pead ERMA except that upon the involuntary termination of the executive officer within 12 months following a change of control, the executive officer will be entitled to receive a lump sum payment equal to 15 months of his total target compensation and his benefits will continue for 15 months. In addition, for all ERMAs entered into after October 2014, including Mr. Robinson’s ERMA, accelerated vesting upon a change in control is limited to twelve months of accelerated vesting. Under no circumstances would any of our executive officers be entitled to a gross-up payment under the ERMAs for any excise taxes to which he or she may be subject if any of the above payments and benefits are considered to be “parachute payments.”
Estimate of Severance and Change in Control Benefits
The following table indicates the estimated payments and benefits that each of Messrs. Pead, Perkins, Robinson, Rulli, and Benedict would have received under (a) their respective employment agreements, in the case of Messrs. Pead and Perkins, (b) our severance guidelines applicable to executive officers, in the case of Messrs. Robinson, Rulli, and Benedict, and (c) their respective ERMAs, assuming that the change of control of our company and/or termination of his employment occurred at November 30, 2015. Ms. Padir’s employment terminated on October 16, 2015 and she received the severance and other benefits provided under her severance agreement described above.
These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officer, which would only be known at the time that he becomes entitled to such payment.

Circumstances of Termination or Event
	Involuntary Termination (1)($)	Change in Control Only (2)($)	Involuntary Termination Within 12 Months Following Change of Control ($)
Philip Pead
Cash Severance	1,950,000	—	1,950,000
Pro Rata Bonus	650,000	650,000	—
Stock Options	—	—	—
Restricted Stock Units	3,584,466	—	3,899,551
Benefits (3)	14,960	—	14,960
Total	6,199,426	650,000	5,864,511
Chris Perkins
Cash Severance	675,000	—	843,750
Pro Rata Bonus	300,000	300,000	—
Stock Options	—	—	—
Restricted Stock Units	982,391	—	1,251,366
Benefits (3)	17,590	—	17,590
Total	1,974,981	300,000	2,112,706
Jerry Rulli
Cash Severance	1,020,000	—	1,275,000
Pro Rata Bonus	340,000	340,000	—
Stock Options	—	—	—
Restricted Stock Units	359,658	—	719,340
Benefits (3)	9,974	—	9,974
Total	1,729,632	340,000	2,004,314
Matthew Robinson
Cash Severance	487,500	—	609,375
Pro Rata Bonus	162,500	162,500	—
Stock Options	—	—	—
Restricted Stock Units	194,991	—	194,991
Benefits (3)	—	—	—
Total	844,491	162,500	804,366
Michael Benedict
Cash Severance	420,000	—	525,000
Pro Rata Bonus	140,000	140,000	—
Stock Options	—	—	—
Restricted Stock Units	282,914	—	455,234
Benefits (3)	16,427	—	16,427
Total	859,341	140,000	996,661
______________

(1)
The amounts shown in the first column, with respect to stock options and RSUs, represent the value of certain unvested options and RSUs becoming fully vested and are calculated using the exercise price for each unvested stock option and the closing price of our common stock on November 30, 2015, which was $23.99. In the event of an Involuntary Termination, all unvested performance share units awarded to an individual relating to fiscal year performance or under our Long Term Incentive Plan are canceled.

(2)
In the event of a change in control, there is no accelerated vesting of options or RSUs provided that the acquirer assumes all existing, outstanding stock options and RSUs of the individual. These tables have been prepared under that assumption. However, if the acquirer does not assume all existing, outstanding stock options and RSUs of the individual, all unvested stock options and RSUs become fully vested (except in the case of Mr. Robinson) and the value indicated in the third column would apply upon a change in control. In the case of Mr. Robinson, his ERMA provides for 12 months accelerated vesting of unvested equity upon a change in control. The amounts shown in the third column are calculated using the exercise price for each unvested stock option and the closing price of our common stock on November 30, 2015, which was $23.99. For purposes of computing amounts attributable to accelerated vesting, the second and third columns exclude all unvested performance share units awarded relating to fiscal year performance or under our Long Term Incentive Plan as those amounts are undeterminable.

(3)	Represents the estimated value (based on the cost as of November 30, 2015) of continuing benefits (medical, dental, and vision) for:

•	18 months in the case of an involuntary termination of Mr. Pead's employment;

•	12 months in the case of an involuntary termination of employment of Messrs. Perkins, Robinson, Rulli, and Benedict, other than in connection with a change in control; and

•	15 months, in the case of the third column, with respect to Messrs. Perkins, Robinson, Rulli, and Benedict.

INFORMATION ABOUT PROGRESS SOFTWARE COMMON STOCK OWNERSHIP
The following table sets forth certain information regarding beneficial ownership as of March 31, 2016:

•	by each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	by each director of our company;

•	by each of the named executive officers (other than Karen Tegan Padir, whose employment terminated on October 16, 2015); and

•	by all directors and executive officers of our company as a group.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner (1)	Number	Percent
Praesidium Investment Management Company, LLC (2) 747 Third Avenue, 35th floor New York, NY 10017	6,786,324	13.5%
BlackRock, Inc. (3) 40 East 52nd Street New York, NY 10022	5,459,059	10.8%
The Vanguard Group, Inc. (4) 1000 Vanguard Blvd. Malvern, PA 19355	3,690,506	7.3%
T. Rowe Price Associates, Inc. (5) 100 East Pratt Street Baltimore, MD 21202	2,993,037	5.9%
Michael Benedict (6)	43,273	*
Barry N. Bycoff (7)	48,344	*
John R. Egan (8)	106,175	*
Ram Gupta (9)	12,394	*
Charles F. Kane (10)	85,651	*
David A. Krall (11)	70,611	*
Michael L. Mark (12)	323,832	*
Philip M. Pead (13)	469,487	*
Chris E. Perkins (14)	124,940	*
Matthew Robinson (15)	5,567	*
Jerry Rulli (16)	8,021	*
All executive officers and directors as a group (11 persons) (17)	1,298,295	2.6%
______________
*  Less than 1%

(1)
All persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the other information contained in the footnotes to this table. Unless otherwise noted the address of such person is c/o Progress Software Corporation, 14 Oak Park, Bedford, Massachusetts 01730.

(2)
Derived from Form 3 and Schedule 13D filed on January 11, 2016. The Schedule 13D reported that Praesidium, in its capacity as investment manager to certain managed accounts and investment fund vehicles on behalf of investment advisory clients, has sole power to vote 6,430,842 shares and sole power to dispose of 6,786,324 shares. Kevin Oram and Peter Uddo, as managing members of Praesidium, may be deemed to control Praesidium.

(3)
Derived from Schedule 13G/A filed on January 8, 2016. The Schedule 13G/A reported that BlackRock, Inc. had sole voting power over 5,321,222, shares and sole dispositive power with respect to all shares reported.

(4)
Derived from Schedule 13G/A filed on February 10, 2016. The Schedule 13G/A reported that The Vanguard Group held sole voting power over 66,382 shares, sole dispositive power over 3,625,367 shares and shared dispositive power over 65,139 shares.

(5)
Derived from Schedule 13G/A filed on February 10, 2016. The Schedule 13G/A reported that T. Rowe Price held sole voting power over 657,320 shares and sole dispositive power over 2,993,037 shares. According to the Schedule 13G/A, these shares are owned by various individual and institutional investors which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the shares.

(6)
Includes 6,000 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 31, 2016 and 6,421 shares issuable upon vesting of RSUs that will vest within 60 days of March 31, 2016.

(7)	Includes 5,664 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 31, 2016 and 16,420 fully vested deferred stock units.

(8)	Includes 72,632 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 31, 2016 and 7,236 fully vested deferred stock units.

(9)	Includes 4,630 fully vested deferred stock units.

(10)	Includes 7,705 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 31, 2016 and 19,483 fully vested deferred stock units.

(11)	Includes 7,705 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 31, 2016 and 5,547 fully vested deferred stock units.

(12)	Includes 146,649 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 31, 2016 and 7,110 fully vested deferred stock units.

(13)
Includes 15,069 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 31, 2016, 104,478 shares issuable upon vesting of RSUs that will vest within 60 days of March 31, 2016 and 14,472 fully vested deferred stock units.

(14)	Includes 32,327 shares issuable upon vesting of RSUs that will vest within 60 days of March 31, 2016.

(15)	Includes 2,542 shares issuable upon vesting of RSUs that will vest within 60 days of March 31, 2016.

(16)	Includes 3,425 shares issuable upon vesting of RSUs that will vest within 60 days of March 31, 2016.

(17)
Includes 261,424 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 31, 2016, 149,193 shares issuable upon vesting of RSUs that will vest within 60 days of March 31, 2016 and 74,898 fully vested deferred stock units.

Information related to securities authorized for issuance under equity compensation plans as of November 30, 2015 is as follows (in thousands, except per share data):

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by stockholders (1)	2,278	(2)	20.24	6,180	(3)
Equity compensation plans not approved by stockholders (4)	200		27.99	1,441
Total	2,478		22.35	7,621
______________

(1)
Consists of the 1992 Incentive and Nonqualified Stock Option Plan, 1994 Stock Incentive Plan, 1997 Stock Incentive Plan, 2008 Stock Option and Incentive Plan, and 1991 Employee Stock Purchase Plan (ESPP).

(2)
Includes 1,743,000 restricted stock units under our 2008 Plan. Does not include purchase rights accruing under the ESPP because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.

(3)	Includes 501,000 shares available for future issuance under the ESPP.

(4)	Consists of the 2002 Nonqualified Stock Plan and the 2004 Inducement Plan described below.
We have adopted two equity compensation plans, the 2002 Nonqualified Stock Plan and the 2004 Inducement Stock Plan, for which the approval of stockholders was not required. We intend that the 2004 Inducement Stock Plan be reserved for persons to whom we may issue securities as an inducement to become employed by us pursuant to the rules and regulations of NASDAQ. Executive officers and members of the Board of Directors are not eligible for awards under the 2002 Nonqualified Stock Plan. An executive officer would be eligible to receive an award under the 2004 Inducement Stock Plan only as an inducement to join us. Awards under the 2002 Nonqualified Stock Plan and the 2004 Inducement Stock Plan may include nonqualified stock options, grants of conditioned stock, unrestricted grants of stock, grants of stock contingent upon the attainment of performance goals and stock appreciation rights. A total of 11,250,000 shares are issuable under the two plans, of which 1,440,994 shares are available for future issuance as of November 30, 2015.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. These reporting persons are required by regulations of the SEC to furnish us with copies of all such filings. Based solely on a review of the copies of such forms that we have received, and on written representations from certain reporting persons, we believe that, with respect to the fiscal year ended November 30, 2015, our directors, officers and 10% stockholders complied with all applicable Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Review, Approval or Ratification of Transactions with Related Persons
Pursuant to the Audit Committee’s Charter, which can be found at www.progress.com under the Corporate Governance page located on the “Company Info/Who We Are” page, the Audit Committee is responsible for the review and approval of related person transactions. A related person is a director, executive officer, nominee for director or certain stockholders of our company since the beginning of the last fiscal year and their respective immediate family members. A related person transaction is a transaction involving: (1) our company and any related person when the amount involved exceeds $120,000, and (2) the related person has a material direct or indirect interest.
We identify transactions for review and approval through our Code of Ethics and Business Conduct which can be found at www.progress.com under the Corporate Governance page located on the “Company Info/Who We Are” page. The Code of Ethics and Business Conduct requires our employees to disclose any potential or actual conflicts of interest to his or her manager, our human capital department or our Chief Compliance Officer. This disclosure also applies to potential conflicts involving immediate family members of employees. We require our directors to complete a questionnaire intended to identify any transactions or potential transactions that must be reported according to SEC rules and regulations. This questionnaire also requires our directors to promptly notify us of any changes during the course of the year.

Transactions with Related Persons
Neither the company nor its subsidiaries engaged in any transactions or series of similar transactions in which the amount involved exceeded $120,000 and in which any of our directors or executive officers, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had a direct or indirect material interest, nor are any such transactions currently proposed.

Independence of Members of our Board of Directors
We have determined that all of our current directors except Mr. Pead (our current President and Chief Executive Officer) are independent within the meaning of the director independence standards of NASDAQ and the applicable rules of the SEC. In making this determination, we solicited information from each of the directors regarding whether that director, or any member of his immediate family, had a direct or indirect material interest in any transactions involving our company, was involved in a debt relationship with our company or received personal benefits outside the scope of the director’s normal compensation. We considered the responses of the directors, and independently considered the commercial agreements, acquisitions and other material transactions entered into by us during 2015, and determined that none of our non-employee directors had a material interest in those transactions.

OTHER MATTERS
Our Board of Directors knows of no other matters to be brought before the annual meeting. If any other matters are properly brought before the annual meeting, the persons appointed as proxies for the meeting intend to vote the shares represented by that proxy in accordance with their best judgment on such matters.

PROPOSALS OF STOCKHOLDERS FOR 2016 ANNUAL MEETING
We anticipate that our 2017 Annual Meeting of Stockholders will be held on or about April 28, 2017. Proposals of stockholders intended to be presented at the 2017 annual meeting must, in order to be included in our proxy statement and the form of proxy for the 2017 annual meeting, be received at our principal executive offices by December 19, 2016.
Under the our Bylaws, any stockholder intending to present any proposal (other than a proposal made by, or at the direction of, our Board of Directors) at the 2017 annual meeting, must give written notice of that proposal (including certain information about any nominee or matter proposed and the proposing stockholder) to our Secretary not later than the close of business on the 90th day (February 16, 2017) nor earlier than the close of business on the 120th day (January 17, 2017) prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days before or delayed by more than 30 days after that anniversary date, the notice must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made.

EXPENSES OF SOLICITATION
We will bear the cost of solicitation of proxies. In addition to soliciting stockholders by mail, we will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs in forwarding proxy materials to the beneficial owners of shares held of record by them. Our directors, officers and regular employees may, without additional compensation, solicit stockholders in person or by mail, telephone, facsimile, or otherwise following the original solicitation. We may engage a proxy solicitation firm in connection with the annual meeting, in which case, the fees and expenses associated with any such proxy solicitation firm will be paid by us.

AVAILABLE INFORMATION
Stockholders of record on March 31, 2016 will receive with this proxy statement a copy of our 2015 Annual Report on Form 10-K, containing detailed financial information concerning our company. Our 2015 Annual Report on Form 10-K is also available on-line from the SEC’s EDGAR database at the following address: www.sec.gov/cgi-bin/srch-edgar?progress+software.
We will furnish our 2015 Annual Report on Form 10-K, including the financial statements, free of charge upon written request. The exhibits to the 2015 Annual Report on Form 10-K not included in the proxy materials are available electronically at www.sec.gov. Written requests should be directed to our Secretary at the address above. Our 2015Annual Report on Form 10-K (including exhibits thereto) is also available on our website at www.progress.com.

PROGRESS SOFTWARE CORPORATION
2016 ANNUAL MEETING OF STOCKHOLDERS

Progress Software Corporation
14 Oak Park Drive
Bedford, MA 01730

APPENDIX A
PROGRESS SOFTWARE CORPORATION
1991 EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated 23 March 2016)

1.    PURPOSE

The Progress Software Corporation Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby employees of Progress Software Corporation (the “Company”) will have an opportunity to acquire an ownership interest (or increase an existing ownership interest) in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.    DEFINITIONS

(a)
“Eligible Compensation” for purposes of the Plan means: (i) with respect to individuals who are hourly employees, base salary plus payments for overtime and bonuses or (ii) with respect to individuals who are salaried employees, base salary plus sales commissions and bonuses. Eligible Compensation shall not include any deferred compensation other than contributions by an individual through a salary reduction agreement to a cash or deferred plan pursuant to Section 401(k) of the Code or to a cafeteria plan pursuant to Section 125 of the Code.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Committee" means the Compensation Committee of the Board.

(d)	“Common Stock” means the common stock, $.01 par value per share, of the Company.

(e)	“Company” shall also include any subsidiary of Progress Software Corporation designated as a participant in the Plan by the Board, unless the context otherwise requires.

(a)	“Employee” means any person who is customarily employed at least 20 hours per week and more than five months in a calendar year by (i) the Company or (ii) any subsidiary corporation.

(b)	“Subsidiary Corporation” shall mean any present or future corporation which is or would constitute a “subsidiary corporation” as that term is defined in Section 424(f) of the Code.

3.	ELIGIBILITY

(a)
Participation in the Plan is completely voluntary. Participation during any one or more of the Offering Periods, as hereafter defined, under the Plan shall neither limit, nor require, participation during any other Offering Period.

(b)
Each Employee of the Company and its Subsidiary Corporations shall be eligible to participate in the Plan on any Offering Period commencement date, as hereafter identified, following the completion of three months of continuous service with the Company and/or its Subsidiary Corporations; provided, however, that no Employee shall be granted an option under the Plan:

(i)
if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary Corporation; for purposes of this Paragraph the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee; or

(ii)	which permits his/her rights to purchase stock under all Section 423 employee stock purchase plans of the Company and its Subsidiary Corporations to exceed US $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding; for purposes of this Paragraph, the rules of Section 423 (b)(8) of the Code shall apply.

4.	OFFERING PERIOD / EXERCISE PERIOD

The right to purchase stock hereunder shall be made available by a series of "Exercise Periods" during an "Offering Period" to employees eligible in accordance with Paragraph 3 hereof.

Offering Period.    Each participant in the Plan will be enrolled in an Offering Period. An Offering Period has a duration of 27 consecutive months unless a participant: withdraws from the Plan, ceases to be an eligible employee, or is automatically transferred to a new Offering Period. Offering Periods commence on each of the following dates: January 1, April 1, July 1, or October 1.

Notwithstanding the foregoing, no Offering Period shall commence if at any time it is determined that the Company is not then lawfully permitted to offer, issue and sell shares of Common Stock in accordance with the terms of this Plan pursuant to an effective registration statement under the Securities Act of 1933, as amended. If an Offering Period cannot commence upon any date for the reason set forth above, an Offering Period may commence upon a date other than January 1, April 1, July 1 or October 1, and such Offering Period may be for a duration of less than 27 months. Any determination as to whether an Offering Period shall so commence on another date, and the duration of such Offering Period, shall be in the sole discretion of the Committee.

Exercise Period.    Each 27-month Offering Period consists of nine consecutive Exercise Periods lasting three months each. Exercise Periods start on January 1, April 1, July 1, and October 1.

Exercise Date.    During each 27-month Offering Period there will be nine Exercise Dates. An Exercise Date is the last date of each Exercise Period. Therefore, Exercise Dates will be as follows: March 31, June 30, September 30, and December 31.

Notwithstanding the foregoing and subject to Paragraph 22, in the event that, on any Exercise Date provided for herein, it is determined that the Company is not then lawfully permitted to offer, issue and sell shares of Common Stock in accordance with the terms of this Plan pursuant to an effective registration statement under the Securities Act of 1933, as amended, such Exercise Date shall be of no force or effect.

5.	PARTICIPATION

Any eligible employee may become a participant by completing a payroll deduction authorization form provided by the Company and filing it with their payroll department and the Plan administrator 20 days prior to an Offering Period commencement date.

A participant may be enrolled in only one Offering Period at a time. A participant will be re-enrolled automatically as a participant in future Offering Periods when an Offering Period in which such participant is currently enrolled ends, unless such participant withdraws from participation, is terminated or terminates employment, becomes ineligible to participate for any reason, or the Plan terminates.

6.	PAYROLL DEDUCTIONS

(a)
At the time a participant files his/her authorization for a payroll deduction, he/she shall specify a percentage of his/her Eligible Compensation to be deducted from his/her pay on each payday during any Offering Period in which he/she is a participant in the Plan. Such percentage shall be in increments of one percent (1%) up to a maximum percentage to be established for each Offering Period by the Committee.

(b)	Payroll deductions for participants shall commence on the Offering Period commencement date following the effective date of his/her authorization for such payroll deductions.

(c)
A participant may, at any time, reduce the percentage (but not below 1%) of his/her Eligible Compensation to be deducted on each payday that he/she participates in the Plan. A reduction in payroll deductions will be effective on the seventh business day following receipt of notice by the Company and will apply to the first full pay period commencing after such date.

(d)
A participant may, at any time, increase the percentage (but not above the maximum established by the Committee) of his/her Eligible Compensation to be deducted on each payday that he/she participates in the Plan. An increase in payroll deductions will be effective on the seventh business day following receipt of notice by the Company and will apply to the first full Exercise Period commencing after such date.

(e)	All payroll deductions made for a participant shall be credited to his/her account under the Plan. A participant may not make any separate cash payment into such account.

7.	GRANTING OF OPTION / EXERCISE PRICE

(a)
On the commencement date of each Offering Period, a participant in such Offering Period shall be deemed to have been granted an option to purchase on each Exercise Date during such Offering Period (at the per share exercise price) up to a number of shares of the Company's Common Stock determined by dividing such participant's payroll deductions accumulated during the applicable Exercise Period by eighty-five (85%) of the market value per share of the Company's Common Stock on the Offering Period commencement date or on the Exercise Date, whichever is lower, provided that the number of shares subject to the option shall not exceed 200% of the number of shares determined by dividing 10% of the participant's Eligible Compensation over the Offering Period (determined as of the Offering Period commencement date) by 85% of the market value per share of the Company's Common Stock on the Offering Period commencement date, subject to the limitations set forth in Section 3 (b) and 12 hereof. The Market value per share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.

(b)
The exercise price per share to be paid for Common Stock purchased under the Plan shall be equal to the lower of 85% of the market value per share of the Common Stock on the first day of the Offering Period in which the Exercise Date falls, or 85% of the market value per share of the Common Stock on the Exercise Date. Market value per share of the Common Stock on a particular date is the closing price (or closing bid, if no sales were reported) of the Common Stock on the National Association of Securities Dealers Automated Quotation System, Inc. ("NASDAQ”), or, in the event the Common Stock is listed on a stock exchange, the market value per share shall be the closing price on such exchange, for that date, as reported in the Wall Street Journal. If a closing price is not available for a particular date, then the market value per share to be used for that date will be the closing stock price as of the last preceding trading day on the NASDAQ or a stock exchange for which a closing price is available. If the Common Stock is not listed on the NASDAQ or a stock exchange then the market value per share will be determined by the Committee.

For purpose of calculating the number of shares of Common Stock to be purchased with payroll deductions from participants outside of the United States, the Company will use the exchange rate published in the Wall Street Journal on the Exercise Date.

8.	EXERCISE OF OPTION

Unless a participant withdraws from the Plan or is terminated from participating in the Plan pursuant to paragraph 10 hereof, his/her option for the purchase of Common Stock will be deemed to have been exercised automatically on each Exercise Date for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his/her account at that time will purchase at the price of the Common Stock as determined in Paragraph 7 (b). Fractional shares will not be issued under the Plan and any excess funds in a participant's account representing any fractional shares after Common Stock purchases made on each Exercise Date will be automatically carried forward to the next Exercise Period unless the participant elects, by written notice to their payroll department, to have the excess returned to him/her.

In the event that an Exercise Date is of no force or effect pursuant to the provisions of Paragraph 4 above, the automatic exercise described in this Paragraph shall occur on the next succeeding Exercise Date in such Offering Period that has not been determined to be of no force or effect. If there is no such Exercise Date in the Offering Period, all of the participant’s outstanding payroll deductions for such Offering Period shall be returned to the participant, without interest.

9.	NEW OFFERING PERIOD

If the market value of the Common Stock is lower on an Exercise Date than it was on the first day of the Offering Period, then all participants in such Offering Period will be automatically withdrawn from that Offering Period immediately after the participants' exercise of the option on such Exercise Date, and such participants will be automatically re-enrolled in a new Offering Period commencing immediately after that Exercise Date. The old Offering Period terminates upon such automatic re-enrollment.

10.    WITHDRAWAL AND TERMINATION

(a)
Prior to the Exercise Date for each Exercise Period, any participant may withdraw all but not less than all of his/her payroll deductions under the Plan for such Exercise Period by giving written notice to his/her payroll department. All of the participant's payroll deductions credited to such account will be paid to him/her after receipt of notice of withdrawal, without interest, and no future payroll deductions will be made. Withdrawal from an Exercise Period will be deemed to be a withdrawal from the Offering Period which includes such Exercise Period. The Company will treat any attempt to borrow by a participant on the security of accumulated payroll deductions as an election to withdraw such deductions.

(b)
A participant may elect not to exercise an option by giving written notice to their payroll department no less than seven (7) business days prior to the applicable Exercise Date. Any such election will be treated as a withdrawal pursuant to section (a) above.

(c)
A participant’s election not to participate in, or withdrawal from, any Offering Period or Exercise Period within such Offering Period will not have any effect upon his/her eligibility to participate in any succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.

(d)
Upon termination of the participant's employment for any reason, including retirement but excluding death, all of his/her payroll deductions accrued during the relevant Exercise Period will be returned to the participant.

(e)
Upon termination of the participant’s employment because of death, the participant's beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the participant's former payroll department prior to the expiration of a period of 90 days commencing with the date of the death of the participant but in no event later than the applicable Offering Period, either

(i)	to withdraw all of the payroll deductions credited to the participant’s account under the Plan; or

(ii)
to exercise the participant’s option for the purchase of stock on the Exercise Date next following the date of the participant’s death for the purchase of the number of full shares which the participant's accumulated payroll deductions, at the date of the participant’s death, will purchase at the applicable price, and any excess deductions will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the appropriate payroll department of the Company, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant at the date of the participant’s death and the same will be paid promptly to said beneficiary.

11.    INTEREST

No interest will be paid or allowed on any money paid into the Plan or credited to any participant.

12.    STOCK

(a)
The maximum number of shares of Common Stock available for issuance and purchase by participants under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 17, shall be 9,450,000 shares of Common Stock, par value $.01 per share, of the Company. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available, the Company shall make a pro rata allocation of the shares available for delivery and distribution in an equitable manner, with the balances of payroll deductions credited to each participant under the Plan carried forward to the next Exercise Period in the applicable Offering Period or returned to the participant if the participant so chooses, by giving written notice to their payroll department to this effect.

(b)	The participant will have no interest in stock underlying his/her option until such option has been exercised.

(c)
The Committee, in its sole discretion, may establish a minimum holding period, if any, for shares of stock acquired pursuant hereto by any participant or his beneficiary pursuant to Paragraph 14 hereof. Certificates representing said shares of stock issued pursuant to this Plan may bear legends to that effect.

13.    ADMINISTRATION

The Plan shall be administered by the Committee. The interpretation and construction of any provision of the Plan and adoption of rules and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Committee.

14.    DESIGNATION OF BENEFICIARY

A participant shall file with their payroll department a written designation of a beneficiary who is to receive any Common Stock and/or cash under the Plan. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the participant. No beneficiary shall prior to the death of the participant by whom he has been designated, acquire any interest in the Common Stock and/or cash credited to the participant under the Plan.

15.    TRANSFERABILITY

Neither payroll deductions credited to a participant nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 10(a).

16.    USE OF FUNDS

All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.    EFFECT OF CHANGES OF COMMON STOCK

If the Company shall subdivide or reclassify the Common Stock which has been or may be optioned under this Plan, or shall declare thereon any dividend payable in shares of such Common Stock, or shall take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any participant) shall be adjusted accordingly and in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted to such extent as may be determined by the Committee, with the approval of independent public accountants and counsel, to be necessary to preserve the rights of the holder of such option.

18.    AMENDMENT OR TERMINATION

The Board may at any time terminate or amend the Plan. No such termination shall affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant holding options under the Plan.

19.    NOTICES

All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the participant's payroll department.

20.    MERGER OR CONSOLIDATION

If the Company shall at any time merge into or consolidate with another corporation, the holder of each option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such option for each share as to which such option shall be exercised, the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation. In accordance with this Paragraph and Paragraph 17, the Committee shall determine the kind and amount of such securities or property which such holder of an option shall be entitled to receive. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

21.    APPROVAL OF STOCKHOLDERS

The Plan is subject to the approval of the stockholders of the Company at their next annual meeting or at any special meeting of the stockholders for which one of the purposes of such a special meeting shall be to act upon the Plan.

22.    GOVERNMENTAL AND OTHER REGULATIONS

The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Plan shall be governed by, and construed and enforced in accordance with, the provisions of Sections 421, 423 and 424 of the Code and the substantive laws of the Commonwealth of Massachusetts. In the event of any inconsistency between such provisions of the Code and any such laws, said provisions of the Code shall govern to the extent necessary to preserve favorable federal income tax treatment afforded employee stock purchase plans under Section 423 of the Code.

APPENDIX B -- RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
	Fiscal Year Ended November 30,						% Change
	2015			2014
(In thousands, except per share data)	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP	Non-GAAP
TOTAL REVENUE	$377,554	$34,852	$412,406	$332,533	$—	$332,533	24%
Software licenses (1)	130,250	8,751	139,001	117,801	—	117,801	18%
Maintenance and services (1)	247,304	26,101	273,405	214,732	—	214,732	27%

TOTAL COSTS OF REVENUE	$63,742	$(17,447)	$46,295	$34,259	$(3,611)	$30,648	51%
Amortization of acquired intangibles	16,830	(16,830)	—	2,999	(2,999)	—
Stock-based compensation (2)	617	(617)	—	612	(612)	—

GROSS MARGIN %	83%		89%	90%		91%	(2)%

TOTAL OPERATING EXPENSES	$299,058	$(53,360)	$245,698	$217,534	$(33,042)	$184,492	33%
Amortization of acquired intangibles	12,745	(12,745)	—	653	(653)	—
Restructuring expenses	12,989	(12,989)	—	2,266	(2,266)	—
Acquisition-related expenses	4,239	(4,239)	—	5,862	(5,862)	—
Stock-based compensation (2)	23,387	(23,387)	—	24,261	(24,261)	—

(LOSS) INCOME FROM OPERATIONS	$14,754	$105,659	$120,413	$80,740	$36,653	$117,393	3%

OPERATING MARGIN	4%		29%	24%		35%	(6)%

TOTAL OTHER (EXPENSE) INCOME, NET (3)	$(2,400)	$266	$(2,134)	$(2,936)	$2,554	$(382)	(459)%

(BENEFIT) PROVISION FOR INCOME TAXES	$21,155	$16,574	$37,729	$28,346	$10,768	$39,114	(4)%

NET INCOME	$(8,801)	$89,351	$80,550	$49,458	$28,439	$77,897	3%

DILUTED EARNINGS PER SHARE	$(0.17)	$1.75	$1.58	$0.96	$0.55	$1.51	5%

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	50,391	729	51,120	51,466	—	51,466	(1)%

(1) Adjustments to revenue relate to acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue by Telerik that would otherwise have been recognized but for the purchase accounting treatment of the acquisition of Telerik. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments entirely relate to Progress' Application Development and Deployment business unit.

(2) Stock-based compensation is included in the GAAP statements of income, as follows:

Cost of revenue	617			612
Sales and marketing	4,805			4,642
Product development	5,433			5,289
General and administrative	13,149			14,330
Total	$24,004			$24,873
(3) Adjustment to other income (expense), net relates to the termination of Progress' prior revolving credit facility with JPMorgan Chase Bank, N.A. and the other lenders party to the credit facility in connection with entering into the new credit facility, which was used to partially fund the acquisition of Telerik. Upon termination, the outstanding debt issuance costs related to the prior revolving credit facility were written off to other income (expense) in the GAAP statements of income.

B-1

Dear Stockholder:

Please take note of the important information enclosed with this proxy card. There are a number of issues related to the management and operation of your company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, May 17, 2016.

Thank you in advance for your prompt consideration of these matters.

Sincerely,
Progress Software Corporation
1         n

PROGRESS SOFTWARE CORPORATION
2016 ANNUAL MEETING OF STOCKHOLDERS

May 17 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Progress Software Corporation, revoking all prior proxies, hereby appoints Philip M. Pead and Stephen H. Faberman, or either of them acting singly, proxies, with full power of substitution, to vote all shares of Common Stock of Progress Software Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the company to be held at the company’s office at 14 Oak Park Drive, Bedford, Massachusetts on May 17, 2016, at 10:00 A.M., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 15, 2016, a copy of which has been received by the undersigned, and in their discretion, upon any other business that may properly come before the meeting or any adjournments thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke the proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person.

(Continued and to be signed on the reverse side)

COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF
PROGRESS SOFTWARE CORPORATION

May 17, 2016

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, proxy card, and 10-K are available at http://materials.proxyvote.com/743312

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
i  Please detach along perforated line and mail in the envelope provided.  i

n 20630303000000000000 4	42,710

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH HEREIN.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1	Election of Directors.				FOR	AGAINST	ABSTAIN
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: O Barry N. Bycoff O John R. Egan O Ram Gupta O Charles F. Kane O David A. Krall O Michael L. Mark O Philip M. Pead	2	To approve the compensation of Progress Software Corporation’s named executive officers	☐	☐	☐

☐					FOR	AGAINST	ABSTAIN
			3	To approve an increase in the number of shares authorized for issuance under the 1991 Employee Stock Purchase Plan, as amended	☐	☐	☐
					FOR	AGAINST	ABSTAIN
			4	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2016	☐	☐	☐

PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND MAIL IT IN THE ENCLOSED ENVELOPE TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S) ON STOCK CERTIFICATE(S). IF STOCKHOLDER IS A CORPORATION OR PARTNERSHIP, PLEASE HAVE AN AUTHORIZED OFFICER SIGN ON BEHALF OF THE CORPORATION OR PARTNERSHIP.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: =
TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.